      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1998
                         REGISTRATION NOS. 333-     ; 333-     -01; 333-     -02
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------
                        UNION OIL COMPANY OF CALIFORNIA
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA             2141 Rosecrans Avenue, Suite      95-1315450
                                             4000
 (State or other jurisdiction    El Segundo, California 90245   (I.R.S. Employer
     of incorporation or                (310) 726-7600           Identification
        organization)                                               Number)
 principal executive offices)

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               UNOCAL CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE              2141 Rosecrans Avenue, Suite      95-3825062
                                             4000
 (State or other jurisdiction    El Segundo, California 90245   (I.R.S. Employer
     of incorporation or                (310) 726-7600           Identification
        organization)                                               Number)

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            UNOCAL CAPITAL TRUST II
             (Exact name of Registrant as specified in its charter)

           DELAWARE              2141 Rosecrans Avenue, Suite    TO BE APPLIED
                                             4000                     FOR
 (State or other jurisdiction    El Segundo, California 90245   (I.R.S. Employer
     of incorporation or                (310) 726-7600           Identification
        organization)                                               Number)

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                       ----------------------------------
                            DENNIS P.R. CODON, ESQ.
            VICE PRESIDENT, CHIEF LEGAL OFFICER AND GENERAL COUNSEL
                               UNOCAL CORPORATION
                       2141 ROSECRANS AVENUE, SUITE 4000
                          EL SEGUNDO, CALIFORNIA 90245
                                 (310) 726-7600
  (Name, address, including zip code, and telephone number, including the area code, of agent for service)
                                WITH COPIES TO:
                             DOUGLAS D. SMITH, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                             ONE MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 393-8200
                       ----------------------------------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO
          TIME AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.
                       ----------------------------------
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE.

                                                                                            PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                            AMOUNT TO               OFFERING PRICE
                SECURITIES TO BE REGISTERED                       BE REGISTERED(1)            PER UNIT(2)
Union Oil Debt Securities(3)................................
Unocal Preferred Stock(3)...................................
Unocal Common Stock(3)(4)...................................
Union Oil and Unocal Warrants(7)............................
Unocal Guarantees of Union Oil Debt Securities(8)...........    $1,200,000,000(5)(6)              100%
Trust Preferred Securities of Unocal Capital Trust II
  representing indirectly undivided beneficial interests in
  Junior Subordinated Debentures of Unocal held by Unocal
  Capital Trust II..........................................
Unocal Guarantee of Trust Preferred Securities of Unocal
  Capital Trust II(9).......................................

                                                                      PROPOSED
                   TITLE OF EACH CLASS OF                        MAXIMUM AGGREGATE             AMOUNT OF
                SECURITIES TO BE REGISTERED                      OFFERING PRICE(2)          REGISTRATION FEE
Union Oil Debt Securities(3)................................
Unocal Preferred Stock(3)...................................
Unocal Common Stock(3)(4)...................................
Union Oil and Unocal Warrants(7)............................
Unocal Guarantees of Union Oil Debt Securities(8)...........    $1,200,000,000(5)(6)            $354,000
Trust Preferred Securities of Unocal Capital Trust II
  representing indirectly undivided beneficial interests in
  Junior Subordinated Debentures of Unocal held by Unocal
  Capital Trust II..........................................
Unocal Guarantee of Trust Preferred Securities of Unocal
  Capital Trust II(9).......................................

(1) In United States dollars or the equivalent thereof in foreign currency or currency units.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
(3) Also includes such indeterminate amount of Union Oil Debt Securities and indeterminate numbers of shares of Unocal Preferred and Common Stock (including associated Preferred Stock Purchase Rights) as may be issued upon conversion or exchange of any other Union Oil Debt Securities, shares of Unocal Preferred Stock or Trust Preferred Securities of Unocal Capital Trust II and/or the Unocal Junior Subordinated Debentures that provide for conversion or exchange into such securities or upon exercise of Warrants for such securities.
(4) Includes associated Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Unocal Common Stock.
(5) Such amount represents the aggregate of the principal amount of any Union Oil Debt Securities issued, the issue price of any Union Oil Debt Securities issued at an original issue discount, the liquidation preferences of any Unocal Preferred Stock and Trust Preferred Securities of Unocal Capital Trust II, the amount computed pursuant to Rule 457(c) for any Unocal Common Stock, the issue price of any Warrants and the exercise price of any Warrants.
(6) No separate cash consideration will be received for the Union Oil Debt Securities, Unocal Preferred Stock or Unocal Common Stock issuable upon conversion or exchange of other Union Oil Debt Securities, Unocal Preferred Stock or Trust Preferred Securities of Unocal Capital Trust II and/or Unocal Junior Subordinated Debentures.
(7) Warrants to purchase Union Oil Debt Securities, Unocal Preferred Stock or Unocal Common Stock may be sold separately or with Union Oil Debt Securities, Unocal Preferred Stock or Unocal Common Stock.
(8) The Union Oil Debt Securities will be fully and unconditionally guaranteed as to the payment of principal, interest and premium, if any, by Unocal. No cash consideration will be received by Unocal for the Guarantees.
(9) The Unocal Capital Trust II Preferred Securities will be guaranteed as to the payment of principal, interest and premium, if any, by Unocal. No cash consideration will be received by Unocal for the Guarantees.
                       ----------------------------------
    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

    Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that also relates to up to $238,800,000 principal amount of Union Oil Debt Securities, Unocal Preferred Stock, Unocal Common Stock and Warrants to purchase Union Oil Debt Securities, Unocal Preferred Stock and Unocal Common Stock, registered on Form S-3 Registration Statement Nos. 33-54861 and 33-54861-01, which was declared effective on February 3, 1995. In the event any of such previously registered Preferred Stock, Common Stock, Debt Securities or Warrants to purchase Preferred Stock, Common Stock or Debt Securities are offered and sold prior to the effective date of this Registration Statement, the amount of such Preferred Stock, Common Stock, Debt Securities or Warrants to purchase Preferred Stock, Common Stock or Debt Securities will not be included in any Prospectus hereunder.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement contains two forms of Prospectuses to be used in connection with offerings of the following securities: (1) debt securities (both senior and subordinated) of Union Oil, with guarantees thereof by Unocal, preferred stock and common stock of Unocal, and warrants to purchase debt securities of Union Oil, common stock of Unocal and preferred stock of Unocal; and (2) trust preferred securities of Unocal Capital Trust II, junior subordinated debentures of Unocal and guarantees by Unocal of trust preferred securities issued by Unocal Capital Trust II. Each offering of securities made under this Registration Statement will be made pursuant to one of these two Prospectuses, with the specification of the securities offered thereby set forth in an accompanying Prospectus Supplement.

                   SUBJECT TO COMPLETION, DATED JULY 2, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                     [LOGO]

                                 $            *

                        UNION OIL COMPANY OF CALIFORNIA

            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES
     WITH PAYMENT OF PRINCIPAL, INTEREST AND PREMIUM, IF ANY, GUARANTEED BY
                               UNOCAL CORPORATION
                            ------------------------

                               UNOCAL CORPORATION

             COMMON STOCK, PREFERRED STOCK AND WARRANTS TO PURCHASE
                        COMMON STOCK AND PREFERRED STOCK
                            ------------------------

    Union Oil Company of California (the "Company") intends to offer from time to time in one or more series debt securities consisting of unsecured debentures, notes or other evidences of indebtedness (the "Debt Securities"). At the option of the Company, the Debt Securities may be offered as Senior Debt Securities ("Senior Debt Securities") and as Subordinated Debt Securities ("Subordinated Debt Securities"). Unocal Corporation ("Unocal"), the parent company of the Company, will guarantee the payment of principal, interest and premium, if any, on the Debt Securities. The Company and Unocal may also offer from time to time warrants to purchase guaranteed Debt Securities ("Debt Warrants"), which may be issued independently or together with guaranteed Debt Securities. Unocal may offer from time to time Common Stock ("Unocal Common Stock"), Preferred Stock ("Unocal Preferred Stock") and warrants to purchase Unocal Common or Preferred Stock ("Equity Warrants"), which may be issued independently or together with Unocal Common Stock or Unocal Preferred Stock. Such Unocal Common Stock and Unocal Preferred Stock may also be issued upon conversion or exchange of Debt Securities and such Unocal Common Stock may be issued upon conversion of Unocal Preferred Stock. The Debt Securities, Debt Warrants, Unocal Common Stock, Unocal Preferred Stock and Equity Warrants are referred to collectively as the "Securities." No more than an aggregate of
$           * public offering price of Securities, including the exercise price of Debt Warrants and Equity Warrants, may be sold pursuant to this Prospectus, subject to possible reduction as a result of the sale of other securities registered under the Registration Statement of which this Prospectus forms a part. The Securities may be sold for United States dollars, foreign currency or currency units.

    Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities, the title, aggregate principal amount, authorized denominations, maturity, interest rate (which may be fixed or variable) and time of payment of interest, terms for redemption, terms for sinking fund payments, terms for conversion or exchange into other Securities, currency or currencies of denomination and payment (if other than U.S. dollars), listing on a securities exchange and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is delivered, as well as the initial public offering price; (ii) in the case of Unocal Preferred Stock, the specific title, number of shares, dividend (including the method of calculation), seniority, liquidation, redemption, voting and other rights, terms for any conversion or exchange into other Securities, listing on a securities exchange, initial public offering price and any other terms; (iii) in the case of Unocal Common Stock, the number of shares and the terms of the offering thereof; and (iv) in the case of Debt Warrants and Equity Warrants, the designation and number, exercise price, any listing of the Debt Warrants, Equity Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Debt Warrants and Equity Warrants. Debt Securities of a series may be issued in registered form, in a form registered as to principal only, or in bearer form (with or without coupons attached), or any combination of such forms. In addition, all or a portion of the Debt Securities may be issued in temporary or definitive global form. Debt Securities in bearer form are offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States financial institutions and other exempt persons. See "Limitations on the Issuance of Bearer Securities."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------

    The Securities will be sold directly, through agents designated from time to time or through underwriters or dealers, which may be a group of underwriters. The Securities may also be exchanged for outstanding securities of the Company or Unocal or both and resold by the holder pursuant to this Prospectus in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale or at prices otherwise negotiated. The terms of any such exchange and the method of resale by the holder will be set forth in a Prospectus Supplement. If any agents of the Company or Unocal or any dealers or underwriters are involved in the sale of the Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in a Prospectus Supplement.

       THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES
                 UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

               THE DATE OF THIS PROSPECTUS IS            , 1998.

--------------------------

*$1,200,000,000 PLUS AMOUNT REMAINING UNSOLD UNDER REGISTRATION STATEMENT NOS. 33-54861 AND 33-54861-01.

                             AVAILABLE INFORMATION

    Unocal is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports (which contain summarized financial information regarding the Company), proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information concerning Unocal may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Suite 518, Chicago, Illinois 60605-1070, and the Pacific Stock Exchange, 115 Sansome Street, 3rd Floor, San Francisco, California 94104.

    The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy statements, and other information concerning Unocal, which files electronically with the Commission.

    Unocal and the Company have filed registration statements on Form S-3 with the Commission (together with all amendments and exhibits, the "Registration Statements") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statements or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statements and to the exhibits relating thereto for further information with respect to Unocal, the Company and the securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by Unocal with the Commission and are incorporated herein by reference (Commission File No. 1-8483):

1.  Unocal's Annual Report on Form 10-K for the year ended December 31, 1997;

2. Unocal's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

3. Unocal's Current Reports on Form 8-K dated January 28, 1998, February 13, 1998, February 25, 1998, April 15, 1998, April 28, 1998, June 3, 1998, and
    June 17, 1998 (as amended by Amendment No. 1 thereto on Form 8-K/A).

    All documents filed by Unocal with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

    Unocal will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Stockholder Services Department, Unocal Corporation, 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245; telephone number (310) 726-7600.

                                USE OF PROCEEDS

    The proceeds received by the Company from the sale of the Debt Securities and Debt Warrants offered hereby, will be used by the Company and its affiliates for general corporate purposes. The proceeds received by Unocal from the sale of the Unocal Preferred Stock, Unocal Common Stock and Equity Warrants offered hereby will be used for general corporate purposes, which are expected to include contributions or loans to the Company and its affiliates.

                             THE COMPANY AND UNOCAL

    Unocal is a leading global resource and project development company, with major oil and gas exploration and production activities in Asia, the United States Gulf of Mexico and Latin America. Unocal is also the world's leading producer of geothermal energy; a provider of electrical power; and a manufacturer and marketer of nitrogen-based fertilizers, petroleum coke, graphites and specialty minerals. Unocal conducts virtually all of its operations through the Company and the Company's subsidiaries. As of March 31, 1998, the Company had approximately $7.6 billion of assets.

    The Company was incorporated in California in 1890 and in 1983 became a wholly owned operating subsidiary of Unocal. As of March 31, 1998, the net assets of the Company represented approximately 100% of the net assets of Unocal, based on book value. The Company is a California corporation and Unocal is a Delaware corporation, each with its principal executive office at 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245, and its telephone number at that address is (310) 726-7600.

                       HISTORICAL CONDENSED CONSOLIDATED
                         SELECTED FINANCIAL INFORMATION

    The following historical condensed consolidated financial information of Unocal and its subsidiaries, including the Company, for the three months ended March 31, 1998 and 1997 and the five years ended December 31, 1997, has been derived from and is qualified in its entirety by the detailed financial statements included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

                    SELECTED FINANCIAL INFORMATION OF UNOCAL
                (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                              THREE MONTHS ENDED
                                                   MARCH 31                       YEAR ENDED DECEMBER 31,
                                             --------------------  -----------------------------------------------------
                                               1998       1997       1997       1996       1995       1994       1993
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 (UNAUDITED)
INCOME STATEMENT DATA
  Revenues (1).............................  $   1,207  $   1,456  $   6,064  $   5,328  $   4,389  $   4,272  $   4,730
  Earnings from continuing operations
    (2)....................................         18        188        669        456        249        110        272
      Basic per common share...............       0.07       0.75       2.69       1.54       0.87       0.30       0.98
      Diluted per common share.............       0.07       0.73       2.65       1.53       0.86       0.30       0.98
  Net earnings (3).........................         18        144        581         36        260       (153)       213
      Basic per common share...............       0.07       0.57       2.34      (0.15)      0.91      (0.78)      0.73
      Diluted per common share.............       0.07       0.56       2.31      (0.07)      0.90      (0.78)      0.73

                                                 AT MARCH 31,                         AT DECEMBER 31,
                                             --------------------  -----------------------------------------------------
                                               1998       1997       1997       1996       1995       1994       1993
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 (UNAUDITED)
BALANCE SHEET DATA
  Total assets (4).........................  $   7,578  $   9,430  $   7,530  $   9,123  $   9,891  $   9,337  $   9,706
  Long-term debt (4).......................      2,427      2,814      2,169      2,940      3,692      3,452      3,455
  Trust Convertible Preferred Securities...        522        522        522        522     --         --         --
  Stockholders' equity (5).................      2,246      2,330      2,314      2,275      2,930      2,815      3,129

------------------------

(1) Excludes revenues from discontinued operations.

(2) Earnings from continuing operations are before: losses from discontinued operations of $44 million ($0.18 basic and $0.17 diluted per common share) in the three months ended March 31, 1997, $50 million ($0.20 basic and $0.19 diluted per common share) in 1997 and $420 million ($1.69 basic and $1.60 diluted per common share) in 1996; gains from discontinued operations of $11 million ($0.04 basic and diluted per common share) in 1995, $14 million ($0.06 basic and diluted per common share) in 1994, and $71 million ($0.29 basic and diluted per common share) in 1993; a loss from the early extinguishment of debt of $38 million ($0.15 basic and diluted per common share) in 1997; and the cumulative effect of changes in accounting principles which consisted of charges of $277 million ($1.14 basic and diluted per common share) in 1994 and $130 million ($0.54 basic and diluted per common share) in 1993.

(3) Per share amounts are after reductions to net earnings for dividends on preferred stock of $18 million in 1996 and $36 million in 1995, 1994, and 1993; and a non-cash charge related to the exchange of preferred stock of $54 million in 1996.

(4) The reduction in assets in 1997 was due principally to the sale of the West Coast refining, marketing and transportation assets (the "West Coast assets") with the proceeds used largely to reduce debt and purchase treasury stock. The reduction in assets in 1996 was due primarily to an accrual for the loss on the planned sale of the West Coast assets and the sale of California oil and gas properties with the proceeds used to reduce debt.

(5) Includes preferred stock of $513 million in 1995, 1994 and 1993.

                        RATIOS OF UNOCAL AND THE COMPANY
                                  (UNAUDITED)

                                                                   THREE MONTHS ENDED
                                                                       MARCH 31,                 YEAR ENDED DECEMBER 31,
                                                                ------------------------  -------------------------------------
                                                                   1998         1997         1997         1996         1995
                                                                   -----        -----        -----        -----        -----
Ratio of Earnings to Fixed Charges (1)
  Unocal......................................................         2.4          5.1          3.7          3.2          2.2
  Company.....................................................         2.8          5.7          4.2          3.3          2.2
Ratio of Earnings to Combined Fixed Charges and Preferred
  Stock Dividends(1)(2)
  Unocal......................................................         2.4          5.1          3.7          2.9          1.9


                                                                   1994         1993
                                                                   -----        -----
Ratio of Earnings to Fixed Charges (1)
  Unocal......................................................         1.7          2.2
  Company.....................................................         1.7          2.2
Ratio of Earnings to Combined Fixed Charges and Preferred
  Stock Dividends(1)(2)
  Unocal......................................................         1.4          1.9

------------------------

(1) For purposes of this ratio, earnings consist of earnings from continuing operations (before discontinued operations, an extraordinary item (the early extinguishment of debt) and the cumulative effect of changes in accounting principles) before taxes on income and fixed charges. Fixed charges consist of interest on indebtedness and capital lease obligations, amortization of debt discount, debt premium and issuance expense and that portion of operating lease rental expense which is representative of the interest factor (assumed to be one-third).

(2) For purposes of this ratio, preferred stock dividends are adjusted to a pre-tax basis.

                       DESCRIPTION OF THE DEBT SECURITIES

    Described below are certain general terms and provisions of the Debt Securities to which a Prospectus Supplement may relate or for which Debt Warrants may be exercisable. The particular terms of the Debt Securities and the extent, if any, to which such general provisions may apply to a particular series of Debt Securities ("Offered Debt Securities") will be described in the Prospectus Supplement relating to such Offered Debt Securities.

    The Senior Debt Securities will be issued under an Indenture dated as of February 3, 1995 (the "Senior Indenture") among the Company, Unocal and Chemical Trust Company of California (which was succeeded by merger effective as of November 15, 1997, by Chase Manhattan Bank and Trust Company, National Association), as trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under a proposed indenture (the "Subordinated Indenture") among the Company, Unocal and a trustee to be named in any Prospectus Supplement relating to Subordinated Debt Securities (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are referred to collectively as the "Indentures" and individually as an "Indenture." The Senior Indenture incorporates, and the Subordinated Indenture will incorporate, the Standard Multiple-Series Indenture Provisions, January 1991, dated as of January 2, 1991 (the "Standard Provisions"), of the Company and Unocal, which is filed as an exhibit to the Registration Statement. Neither of the Indentures will limit the amount of Debt Securities which may be issued thereunder (Section 2.01). Each of the Indentures will provide that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company.

    The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures, including the definitions of certain terms used therein. Wherever particular sections of the Indentures or terms that are defined in the Indentures are referred to herein or in an accompanying Prospectus Supplement, it is intended that such sections or terms will be incorporated by reference as a part of the statements made herein or therein, and the statements are qualified in their entirety by such reference. Unless otherwise indicated, references in this Prospectus or in an accompanying Prospectus Supplement to particular sections of the Indentures are to the Standard Provisions. Unless otherwise indicated, when used in this Prospectus the term "principal" will mean principal of, and any premium on, the Debt Securities.

GENERAL

    The Debt Securities will be direct, unsecured obligations of the Company and will be fully and unconditionally guaranteed as to payment by Unocal. The Senior Debt Securities and the related Guarantees will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company and Unocal, respectively, and will have a right of payment prior to any Subordinated Debt Securities, in the case of Senior Debt Securities, and prior to the Guarantees of Subordinated Debt Securities, in the case of the Guarantees of the Senior Debt Securities. The indebtedness represented by the Subordinated Debt Securities and the Guarantees of the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Company and Unocal, respectively, as described below under "Subordination." The Debt Securities may be issued in one or more series with the same or various maturities at or above par or with an original issue discount. Offered Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities") will be sold at a discount (which may be substantial) below their stated principal amount. In the event of redemption or acceleration of the maturity of an Original Issue Discount Security, the amount payable to the holder of such Security upon such redemption or acceleration will be determined in accordance with the terms of the Security, but will be an amount less than the amount payable at the Stated Maturity of such Security.

    Reference is made to the Prospectus Supplement relating to the Offered Debt Securities for the following terms thereof:

         (1) the title of the Offered Debt Securities;

         (2) any limit upon the aggregate principal amount of the Offered Debt Securities;

         (3) the percentage of their principal amount for which the Offered Debt Securities will be issued;

         (4) the date or dates on which the principal of the Offered Debt Securities will be payable;

         (5) the rate or rates (which may be fixed or variable) at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined;

         (6) the date or dates from which any such interest will accrue or the method by which such date or dates will be determined;

         (7) the dates on which payment of any such interest will be payable and the record dates for such interest payment dates;

         (8) the place or places where the principal of and any interest on the Offered Debt Securities (and Coupons, if any) will be payable and the offices or agencies of the Company maintained for such purposes and each office or agency where the Offered Debt Securities may be presented for registration of transfer or exchange;

         (9) the period or periods within which, the price or prices at which, and the terms and conditions upon which, the Offered Debt Securities may be redeemed in whole or in part, at the option of the Company;

        (10) the obligation of the Company, if any, to redeem, repay or purchase, the Offered Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder of an Offered Debt Security and the period or periods within which, the price or prices at which, and the terms and conditions upon which, the Offered Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

        (11) any additional restrictive covenants included for the benefit of holders of the Offered Debt Securities;

        (12) any additional Events of Default with respect to the Offered Debt Securities;

        (13) the principal amount of the Offered Debt Securities that are Original Issue Discount Securities payable upon declaration of acceleration of the maturity of the Offered Debt Securities;

        (14) the currency or currency unit for which the Offered Debt Securities may be purchased, the currency or currency unit in which the payment of principal and interest on such Offered Debt Securities will be payable, the right of the Company or the holder to elect a currency different from that in which the Offered Debt Securities are denominated for payments of principal and interest, and the Exchange Rate Agent, if any;

        (15) any index used to determine the amount of payments of principal of and interest on the Offered Debt Securities;

        (16) whether the Offered Debt Securities will be issued in registered form, in a form registered only as to principal, or in bearer form, or any combination thereof;

        (17) whether and on what terms the Offered Debt Securities will be convertible or exchangeable into shares of Unocal Preferred Stock or Unocal Common Stock;

        (18) whether any of the Offered Debt Securities will be issuable initially as a temporary Global Security (as defined in "Form, Exchange, Registration and Transfer") and whether any of the Offered Debt Securities are to be issuable as a permanent Global Security, or any combination thereof and, if so, the Depositary (as defined in "Global Securities") or Depositaries therefor;

        (19) if a temporary Global Security is to be issued with respect to such series, the requirements for certification of ownership by non-United States persons that will apply prior to (a) the issuance of a definitive Bearer Security (as defined in "Form, Exchange, Registration and Transfer") or (b) the payment of interest on an Interest Payment Date that occurs before the issuance of a definitive Bearer Security;

        (20) the circumstances under which Offered Debt Securities may be exchanged for Debt Securities issued in a different form;

        (21) any paying agents, transfer agents, registrars or other agents with respect to the Offered Debt Securities;

        (22) whether and under what circumstances the Company will pay additional amounts to any holder of Offered Debt Securities who is not a United States person (as defined under "Limitations on the Issuance of Bearer Securities") in respect of any tax, assessment or governmental charge required to be withheld or deducted and, if so, whether the Company will have the option to redeem rather than pay any additional amounts;

        (23) whether any of the provisions described in "Certain Covenants of Unocal," "Events of Default," "Subordination," "Conversion and Exchange," "Form, Exchange, Registration and Transfer," and "Defeasance" will not apply to the Offered Debt Securities;

        (24) any other terms of the Offered Debt Securities not inconsistent with the applicable Indenture; and

        (25) a discussion of certain Federal income tax considerations, if required.

INTEREST AND FOREIGN CURRENCY

    Principal and interest will be payable, and the Offered Debt Securities will be transferable, in the manner described in the Prospectus Supplement relating to such Offered Debt Securities.

    If any of the Offered Debt Securities are sold for any foreign currency or currency unit or if principal of or any interest on any of the Offered Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Offered Debt Securities and such foreign currency or currency unit will be specified in a Prospectus Supplement.

GUARANTEES

    Under the terms of the Indentures and subject to the provisions thereof, Unocal will fully and unconditionally guarantee to the holders from time to time of the Debt Securities: (i) the full and prompt payment of the principal of any Debt Securities and Coupons, if any, when and as the same become payable, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, and (ii) the full and prompt payment of any interest on any Debt Securities and Coupons, if any, when and as the same becomes payable. The Guarantees will remain in effect until the entire principal of and interest on the Debt Securities has been paid in full or otherwise discharged in accordance with the provisions of the Indentures (Section 5.01). In the event of a default in the payment of principal of any Debt Security when and as the same becomes payable, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in any sinking fund payment, or in the event of a default in the payment of any interest on any Debt Security when and as the same becomes payable, the Trustee has the right to proceed directly against Unocal without first proceeding against the Company or exhausting any other remedies which the Trustee may have (Section 5.02). Any right of payment of the holders of Senior Debt Securities under the related Guarantees will be prior to the right of payment of the holders of Subordinated Debt Securities under the related Guarantees.

CERTAIN COVENANTS OF UNOCAL

    LIMITATIONS ON LIENS. The Senior Indenture provides that neither Unocal nor any Restricted Subsidiary will issue, assume or guarantee any indebtedness for money borrowed ("Debt") that is secured by a Mortgage upon (i) any domestic oil or gas property of Unocal or a Restricted Subsidiary, (ii) any principal domestic refining or manufacturing plant of Unocal or a Restricted Subsidiary, or (iii) shares of stock or indebtedness of any Restricted Subsidiary, unless the Senior Debt Securities will be secured equally and ratably with or prior to such Debt. This covenant will not apply to (a) Mortgages on property or securities of a corporation when it becomes a Restricted Subsidiary, (b) purchase money Mortgages, (c) Mortgages existing at the time of acquisition of property pursuant to a merger, consolidation or purchase of substantially all the assets of the Seller, (d) any Mortgage securing Debt owing by a Restricted Subsidiary to Unocal or to another Restricted Subsidiary, (e) Mortgages on particular property incurred in connection with the exploration, drilling, development, repair, alteration or improvement of such property, (f) Mortgages on current assets or other personal property to secure Debt maturing in not more than one year, or extensions, renewals or replacements of Mortgages referred to in (a) through (e). Notwithstanding the foregoing, Unocal or one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by a Mortgage which would otherwise be subject to the foregoing restrictions if the aggregate amount of such Debt, together with the aggregate principal amount of all other such Debt of Unocal and its Restricted Subsidiaries then outstanding, does not at such time exceed 20% of the Consolidated Net Assets of Unocal (Senior Indenture Section 5.04).

    The following types of transactions, among others, will not be deemed to create Debt secured by a Mortgage: (a) the sale or transfer of oil, oil shale, gas or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals or the sale or transfer of any other interest in property of the character commonly referred to as a "production payment" and (b) the placing of any Mortgage in favor of domestic or foreign governmental bodies or agencies to secure payment, or the performance of any other obligations, pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing or refinancing all or a part of the purchase price or the cost of construction of the property subject to such Mortgage (Senior Indenture
Section 5.04).

    The term "Mortgage" is defined as any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance (Senior Indenture Section 1.01).

    The term "oil or gas property" is defined as any interest owned by Unocal or a Restricted Subsidiary in land which in the opinion of Unocal's Board of Directors is capable of producing crude oil, natural gas or other hydrocarbons in paying quantities and any interest in such substances produced or to be produced (or the proceeds thereof) from said lands, but not including exploration or production facilities or other improvements on said lands (Senior Indenture Section 5.04).

    The term "Consolidated Net Assets" is defined as the total amount of assets (less applicable reserves and other properly deductible items) of Unocal and its consolidated Subsidiaries after deducting therefrom all liabilities and liability items except Long-Term Debt, stockholders' equity and deferred income taxes, which under generally accepted accounting principles would be included on such consolidated balance sheet (Senior Indenture Section 1.01).

    The term "Restricted Subsidiary" is defined as the Company and any other "Subsidiary" (i) substantially all of the assets and operations of which are located within any one or more of the States of the United States and (ii) which has assets in excess of 2% of the total consolidated assets of Unocal and its consolidated Subsidiaries.

    The term "Subsidiary" is defined as any corporation, association, or other business entity of which Unocal, either directly or indirectly, has either (i) the voting power to elect a majority of the directors of such corporation or
(ii) other ownership interest representing more than 50% ownership of such entity (Senior Indenture Section 1.01).

    LIMITATIONS ON SALE AND LEASEBACK. Unocal will not, nor will it permit any Restricted Subsidiary to, enter into any sale and leaseback arrangement (where the lease runs for a term of more than five years) involving any domestic real property, unless (i) Unocal or such Restricted Subsidiary is not restricted by the above provisions from incurring Debt secured by a Mortgage on such property or (ii) Unocal will apply within 90 days an amount equal to the greater of (a) the fair value (as determined by the Board of Directors of Unocal) of such property or (b) the proceeds of the sale of such property, to the retirement (other than any mandatory retirement) of Long-Term Debt of Unocal or a Restricted Subsidiary (other than Debt owned by Unocal or a Restricted Subsidiary and Debt subordinated to the Senior Debt Securities) (Senior Indenture Section 5.05). The foregoing limitations will not apply to any sale and leaseback between Unocal and any of its Restricted Subsidiaries or between any of its Restricted Subsidiaries.

    RESTRICTIONS ON MERGER AND SALE OF ASSETS. Neither the Company nor Unocal may consolidate with or merge into any other corporation, or transfer its properties as an entirety or substantially as an entirety to any person, unless
(i) the person (if other than the Company or Unocal) formed by or resulting from any such consolidation or merger or which has received the transfer of such property and assets will be a corporation organized under the laws of the United States or any state or territory thereof or the District of Columbia and will assume payment of the principal of, and interest on, the Debt Securities and the performance and observance of the Indentures and (ii) immediately after the consolidation, merger, sale or conveyance, the surviving corporation or the corporation to which the sale or conveyance was made will not be in default under either Indenture (Section 12.01).

EVENTS OF DEFAULT

    The Senior Indenture defines, and the Subordinated Indenture will define, an Event of Default with respect to any series of Debt Securities as being any one of the following events: (i) default in the payment of any interest on any Debt Security of that series when due, continued for 30 days after written notice has been given by the Trustee to the Company or Unocal or by a holder to the Company and the Trustee, (ii) default in the payment of the principal of a Debt Security of that series when due, (iii) default in the deposit of any sinking fund payment when and as due by the terms of a Debt Security of such series, continued for 30 days after written notice has been given by the Trustee to the Company or Unocal or by a holder to the Company and the Trustee, (iv) default in any material respect in the performance in any other of the Company's or Unocal's material covenants in the applicable Indenture (other than a covenant included in such Indenture solely for the benefit of another series of Debt Securities), continued for 90 days after written notice has been given by the Trustee to the Company or Unocal or by holders of at least 25% in principal amount of the Outstanding Debt Securities of such series to the Company and the Trustee, (v) a default resulting in acceleration of any other indebtedness for borrowed money, in an aggregate principal amount exceeding $50,000,000, of the Company or Unocal under the terms of the instrument or instruments under which such indebtedness is issued or secured, unless such acceleration is annulled, or such indebtedness is discharged, or there is deposited in trust a sum of money sufficient to discharge such indebtedness, within 20 days after written notice has been given by the Trustee to the Company and Unocal or by holders of at least 25% in principal amount of the Outstanding Debt Securities of such series to the Company, Unocal and the Trustee, and (vi) certain events of bankruptcy, insolvency or reorganization (Section 7.01).

    No holder of any Debt Security of a series will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder, unless such holder previously has given to the Trustee written notice of an Event of Default with respect to such series and unless the holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time outstanding have made written request upon the Trustee, and have offered reasonable security or indemnity, to institute such proceeding as trustee under such Indenture, and the Trustee for 60 days shall have failed to institute such proceeding. However, the right of any holder of any Debt Security to institute suit for enforcement of any payment of principal of and interest on such Debt Security on or after the due date expressed in such Debt Security may not be impaired or affected without such holder's consent (Section 7.04).

    The holders of a majority in principal amount of Debt Securities of any series at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Debt Securities of that series, provided that such holders have offered reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with any such direction and subject to certain other restrictions (Sections 7.06 and 8.02(d)).

    Unocal and the Company will be required to furnish to the Trustee within 120 days after the end of each fiscal year a statement as to their respective compliance with all conditions and covenants under the Indentures (Sections 4.06 and 5.07).

MANDATORY PREPAYMENT

    The provisions of each of (i) the $1,000,000,000 Credit and Guarantee Agreement, dated as of October 10, 1997, among the Company and Unocal Canada Limited, as borrowers, Unocal, as guarantor, and a syndicate of banks, and (ii) the $250,000,000 Credit and Guarantee Agreement, dated as of December 15, 1993, as amended, among Unocal Thailand, Ltd.-Thailand Branch, as borrower, the Company and Unocal, as guarantors, and a syndicate of banks, provide for the termination of the loan commitments thereunder and require the prepayment of all outstanding loans and all other amounts owing thereunder in the event (a) any person or group becomes the beneficial owner of more than 30% of the then outstanding voting stock of Unocal, otherwise than in a transaction having the approval of the Board of Directors of Unocal, at least a majority of which are continuing directors, or (b) continuing directors shall cease to constitute at least a majority of the Board of Directors of Unocal. The Company or Unocal may include similar or different mandatory prepayment provisions in other borrowing instruments including, without limitation, Debt Securities issued in the future. There can be no assurance that the Company will have the funds available to prepay such amounts if required to do so under any of these mandatory prepayment provisions.

SUBORDINATION

    The indebtedness represented by the Subordinated Debt Securities and the Guarantees of Subordinated Debt Securities will be subordinate and junior in right of payment to the prior payment in full of all Senior Debt of the Company or Unocal, as the case may be, whether outstanding on the date of the Subordinated Indenture or thereafter incurred. "Senior Debt" is defined as (i) all indebtedness of the Company or Unocal, as the case may be, for borrowed money, (ii) all indebtedness for borrowed money of others guaranteed by the Company or Unocal and (iii) any obligation of the Company or Unocal under any interest rate or currency swap agreement, in each case whether outstanding on the date of the Indenture or incurred thereafter that is not by its terms subordinate and junior in right of payment to any other indebtedness of the Company or Unocal, as the case may be, and, in the case of the Company, includes all indebtedness at any time evidenced by Senior Debt Securities (Subordinated Indenture Section 16.09).

    In the event (i) of any liquidation, dissolution or other winding up of the Company or Unocal, or of any receivership, insolvency, bankruptcy, readjustment, reorganization or other similar proceedings relative to the Company or Unocal or their respective property, all principal of and any interest due on all Senior Debt will be paid in full, or provided for, before any principal, sinking fund, if any, or interest payment is made on the Subordinated Debt Securities, in the case of the Company, or the Guarantees of Subordinated Debt Securities, in the case of Unocal, or (ii) that the Subordinated Debt Securities are declared due and payable because of the occurrence of an Event of Default (under circumstances such that the preceding clause (i) will not be applicable), the holders of the Subordinated Debt Securities will be entitled to payment only after all principal of and any interest due on the Senior Debt has been paid or has been provided for (Subordinated Indenture Section 16.01).

    By reason of such subordination, creditors of the Company who are holders of Senior Debt Securities may recover more, ratably, than holders of Subordinated Debt Securities.

CONVERSION AND EXCHANGE

    The terms, if any, on which Offered Debt Securities are convertible into or exchangeable for Unocal Preferred Stock or Unocal Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at the option of the Company.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

    The Debt Securities may be issued in fully registered form without coupons, in a form registered as to principal only with or without bearer coupons ("Registered Securities") or in bearer form with or without coupons ("Bearer Securities") or any combination thereof. Debt Securities may also be issued in whole or in part, in the form of one or more temporary or permanent global securities (each a "Global Security"). Unless otherwise specified in the applicable Prospectus Supplement relating to the Offered Debt Securities, the Debt Securities will be only Registered Securities. The Debt Securities denominated in United States Dollars will be issued, unless otherwise set forth in the applicable Prospectus Supplement relating to the Offered Debt Securities, in denominations of $1,000 for Registered Securities and in denominations of $5,000 for Bearer Securities, and in any integral multiple of such denominations (Section 2.02). See, however, "Limitations on the Issuance of Bearer Securities" below. One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. The

Prospectus Supplement relating to a series of Debt Securities denominated in a foreign or composite currency will specify the denomination thereof.

    Registered Securities of any series (other than a Global Security, except as set forth below) will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the written request of the holder, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all mature coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. No Bearer Securities will be delivered in the United States. Bearer Securities with coupons appertaining thereto surrendered in exchange for Registered Securities between a Regular Record Date, or, in certain circumstances a Special Record Date, and the relevant date for payment of interest must be surrendered without the coupon relating to such date for payment of interest and such interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise stated in a Prospectus Supplement, Registered Securities will not be exchangeable into Bearer Securities. If a holder elects to receive a definitive Bearer Security, rather than hold an interest in a permanent global Bearer Security, then, at the option of the Company, such holder must pay to the Company a service charge and a proportionate share of the cost of printing such definitive Bearer Security (Section 2.05).

    Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and specified in the applicable Prospectus Supplement, upon payment of any required service charges and taxes and other governmental charges. The holders of the Debt Securities will be required to pay all service charges for the exchange or transfer of any Debt Security, except the Company shall pay for such service charges (i) for the transfer from a temporary global Debt Security to any other form of Debt Security, (ii) if the Debt Securities are listed on a stock exchange that requires the issuer to pay such charges as a condition to listing or (iii) if the applicable Prospectus Supplement otherwise specifies. Such transfer or exchange will be effected once the Security Registrar or such transfer agent, as the case may be, is satisfied with the document of title and identity of the person making the request. Bearer Securities will be transferable by delivery.

    The Company has appointed the Senior Trustee under the Senior Indenture, and will appoint the Subordinated Trustee under the Subordinated Indenture, as Security Registrar (Section 2.05). At the date of this Prospectus, the Corporate Trust Office of the Senior Trustee is located at 101 California Street, Suite 2725, San Francisco, California 94111. If the identity or address of the Senior Trustee changes, the corrected information will appear in the applicable Prospectus Supplement, as appropriate. The identity and address of the Subordinated Trustee will appear in the applicable Prospectus Supplement. If the applicable Prospectus Supplement specifies any transfer agents in addition to the Security Registrar with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 4.02).

    In the event of any redemption in part, the Company shall not be required to: (i) issue, register the transfer or exchange of Debt Securities of any series during a period beginning at the opening of 15 Business Days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (a) the day of mailing of the relevant notice of redemption, if Debt Securities of the series are issuable only as Registered Securities, (b) the day of the first publication of the relevant notice of redemption, if Debt Securities of the series are issuable only as Bearer Securities, or (c) the day of mailing of the relevant notice of redemption, if Debt Securities of the series are issuable as Registered Securities and Bearer Securities and there is no publication; (ii) register the transfer or exchange of any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or
(iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is simultaneously surrendered for redemption (Section 2.05).

PAYMENT AND PAYING AGENTS

    Payment of principal of, and any interest on, Registered Securities, unless otherwise specified in the applicable Prospectus Supplement, will be made at the office of the Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (Section 2.11). Payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest (Section 2.09), except as otherwise specified in the applicable Prospectus Supplement.

    Payment of principal of, and any interest on, Bearer Securities will be payable in United States dollars, unless a different currency is designated in the applicable Prospectus Supplement, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time. Payment of interest on Bearer Securities with coupons appertaining thereto on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date, unless otherwise indicated in the applicable Prospectus Supplement (Sections 2.11 and 4.02). No payment with respect to any Bearer Security will be made at the Corporate Trust Office of the Trustee or any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. Notwithstanding the foregoing, payments of principal of, and any interest on, Bearer Securities denominated and payable in United States Dollars will be made at the office of the Company's Paying Agent in New York City, if (but only if) payment of the full amount thereof in United States Dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions (Section 4.02).

    The Company has designated the New York City Corporate Trust Office of the Senior Trustee, and will designate the New York City Corporate Trust Office of the Subordinated Trustee, as the sole Paying Agent for payments with respect to Offered Debt Securities that are issuable as Registered Securities, and as the Paying Agent in New York City for payments with respect to Offered Debt Securities (subject to the limitations described above in the case of Bearer Securities) that are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Offered Debt Securities will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts. However, the Company will be required to maintain a Paying Agent in each Place of Payment for Debt Securities of each series that is issuable solely as Registered Securities, and the Company will be required to maintain for each series of Bearer Securities a Paying Agent
(i) in New York City for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), (ii) in a place of payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; and (iii) each place outside the United States required by any stock exchange on which Debt Securities of such series are listed (Section 4.02).

    All monies paid by the Company to a Paying Agent for the payment of principal of, and any interest on, any Debt Securities that remain unclaimed at the end of two years after such principal or interest has become due and payable will be repaid to the Company and the holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Company or Unocal for payment thereof (Section 13.05).

GLOBAL SECURITIES

    The Offered Debt Securities may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement. Global Securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 2.03 and 2.05).

    The specific terms of the depositary arrangement with respect to any Offered Debt Securities will be described in the applicable Prospectus Supplement. The Company anticipates that the following provisions will apply to all depositary arrangements.

    Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("Participants"). The accounts to be credited shall be designated by the underwriters of such Debt Securities, by certain agents of the Company or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or by Participants or by persons that hold through Participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such ownership limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

    Subject to the restrictions discussed under "Limitations on the Issuance of Bearer Securities" below, principal and interest payments on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Debt Securities. None of the Company, Unocal, the Trustee for such Debt Securities, any paying agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for Debt Securities of a series, upon receipt of any payment of principal or interest in respect of a definitive Global Security, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company and Unocal will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing the Debt Securities of such series. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such Debt Securities. Further, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, under certain circumstances and on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Unless otherwise specified by the Company, Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations of $1,000 and integral multiples thereof, if the Debt Securities of such series are issuable as Registered Securities, (b) as Bearer Securities in the denominations of $5,000, if the Debt Securities of such series are issuable as Bearer Securities, or (c) as either Registered or Bearer Securities in such denominations, if the Debt Securities of such series are issuable in either form (Section 2.05). See, however, "Limitations on the Issuance of Bearer Securities" below for a description of certain restrictions on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

MEETINGS, MODIFICATION AND WAIVER

    MODIFICATION OF INDENTURES. The Senior Indenture provides, and the Subordinated Indenture will provide, that the Company, Unocal and the Trustee thereunder may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's or Unocal's covenants, adding additional Events of Default, establishing the form or terms of Debt Securities or curing ambiguities or inconsistencies in such Indenture or making other provisions; provided such action shall not adversely affect the interests of the holders of any series of Debt Securities in any material respect (Section 11.01). In addition, modifications and amendments of each Indenture may be made by the Company and Unocal and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities then outstanding of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each Debt Security then outstanding that is affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on any Debt Security, (b) reduce the principal amount of or interest on any Debt Security, (c) change any obligation to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) change the Place of Payment or the currency or currency unit in which any Debt Security or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (g) reduce the percentage in principal amount of Debt Securities then outstanding of any series, the consent of whose holders is required for modification or amendment of the applicable Indenture or for any waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by an Indenture, (i) if the Debt Securities are convertible into any other security of the Company or Unocal, make any change that would materially adversely affect the right to convert such Debt Securities, or (j) modify any of the above provisions. If the Debt Securities of any series are issuable upon the exercise of Debt Warrants, then each holder of a Debt Warrant with respect to such series shall be treated as a holder of such Debt Securities in the amount issuable upon exercise of such Debt Warrant for purposes of voting under Section 11.02 of the Indenture (Sections 9.04 and 11.02).

    WAIVER OF DEFAULT. The holders of a majority in aggregate principal amount of the Debt Securities then outstanding of each series may, on behalf of the holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by Unocal with certain restrictive provisions of the applicable Indenture (Section 5.11). The holders of a majority in aggregate principal amount of the Debt Securities then outstanding of each series may, on behalf of all holders of Debt Securities of that series and any coupons appertaining thereto, waive any past default under the Indenture with respect to Debt Securities of that series, except a default (a) in the payment of principal of or any interest on any Debt Security of such series and (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Debt Security then outstanding of such series affected (Section 7.06).

    CALCULATING OUTSTANDING PRINCIPAL. The Senior Indenture provides, and the Subordinated Indenture will provide, that in determining whether the holders of the requisite principal amount of the Debt Securities that are outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of Debt Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency unit will be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such foreign currency or currency unit as determined by the Company or an Exchange Rate Agent up to ten days before the date of the action by the holders (Section 9.04).

    MEETINGS AND VOTING. The Senior Indenture contains, and the Subordinated Indenture will contain, a provision for convening meetings of the holders of Debt Securities of a series, including Debt Securities issuable as Bearer Securities (Section 10.01). A meeting may be called at any time by the Trustee, and upon request, by the Company, Unocal or the holders of at least 25% in principal amount of the Debt Securities then outstanding of such series, in any such case upon notice given in accordance with "Notices" below (Sections 10.02 and 10.03). Except as described above under "Modifications of Indentures" and "Waiver of Default," a resolution presented at a meeting or reconvened meeting at which a quorum of the holders of Debt Securities then outstanding of the applicable series is present may be adopted by the affirmative vote of the lesser of (i) the holders of a majority in principal amount of the Debt Securities then outstanding of such series, or (ii) the holders of 66-2/3% in principal amount of the Debt Securities then outstanding of such series represented and voting at the meeting; provided, however, that if any consent, waiver, or other action which the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage, which is less than a majority of the principal amount of the Debt Securities then outstanding of a series, such action may be adopted at a meeting or reconvened meeting at which a quorum is present by the affirmative vote of the lesser of (a) the holders of such specified percentage in principal amount of the Debt Securities then outstanding of that series or (b) a majority in principal amount of Debt Securities then outstanding of such series represented and voting at the meeting. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series and the related coupons whether or not present or represented at the meeting.

    The quorum at a meeting of the holders of a series of Debt Securities will be persons holding or representing a majority in principal amount of the Debt Securities then outstanding of a series, unless otherwise specified in a Prospectus Supplement (Section 10.08).

    The record date for purposes of determining the identity of holders entitled to vote regarding, or consent to, actions by the Trustee and certain waivers will be the later of (i) thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list of holders of securities furnished to the Trustee prior to such solicitation.

NOTICES

    Except as otherwise provided in the applicable Indenture, notices to holders of Bearer Securities will be given by publication at least once in a newspaper published on a Business Day in New York City and London and in such other city or cities as may be required with respect to such Bearer Securities and will be mailed to such persons whose names and addresses were previously filed with the Trustee under the applicable Indenture, within the time prescribed for the giving of such notice. Notices to holders of Registered Securities will be given by mail to the address of such holders as they appear in the Security Register (Section 1.04).

TITLE

    Title to any Bearer Securities (including Bearer Securities in permanent global bearer form) and any coupons appertaining thereto will pass by delivery. The Company, Unocal, the appropriate Trustee and any agent of the Company or such Trustee may treat the bearer of any Bearer Securities, the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Debt Security or coupon is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all the other purposes (Section 2.07).

DEFEASANCE

    Unless otherwise indicated in the applicable Prospectus Supplement, the obligations of the Company and Unocal with respect to the payment of the principal of and interest on the Offered Debt Securities and their respective obligations under Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.08, 5.09, 5.11, 12.01
and 12.02 of the Indenture will be terminated if: (i) the Company irrevocably deposits or causes to be deposited with the appropriate Trustee, under the terms of an escrow trust agreement in form and substance satisfactory to the appropriate Trustee, as trust funds pledged as security for, and dedicated solely to, the benefit of the holders of the Offered Debt Securities, (a) money or (b) in the case of Offered Debt Securities and coupons denominated in United States Dollars, U.S. Government Obligations (as defined in Section 13.04), and in the case of Debt Securities and coupons denominated in a foreign currency, Foreign Government Securities (as defined in Section 13.04), which through the payment of interest thereon and principal thereof in accordance with their terms will provide money or (c) a combination of (a) and (b), in each case in an amount sufficient to pay in the currency or currency unit in which the Offered Debt Securities are payable all the principal of and interest on the Offered Debt Securities on the dates such payments are due in accordance with the terms of the Offered Debt Securities; and (ii) the Company furnishes to the appropriate Trustee a ruling by the Internal Revenue Service, in form and substance satisfactory to such Trustee, or an Opinion of Counsel, in form and substance satisfactory to the appropriate Trustee, to the effect, in either case, that the holders of such Offered Debt Securities (a) will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of the defeasance provisions of the Indenture and (b) will be subject to Federal income tax in the same amount, in the same manner and at the same time as would have been the case if the Company had not exercised its defeasance rights under the Indenture (Section 13.03).

THE TRUSTEES

    A Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed by the Company to act with respect to such series (Section 8.10). In the event that two or more Persons are acting as Trustee with respect to different series of Debt Securities under one of the Indentures, each such Trustee will be deemed to be a Trustee of a trust under the applicable Indenture, separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee (Section 8.11).

    The Senior Trustee is Chase Manhattan Bank and Trust Company, National Association. The identity of the Subordinated Trustee has yet to be determined. The Chase Manhattan Bank, an affiliate of the Senior Trustee, is a lending bank under the $1,000,000,000 Credit and Guarantee Agreement, referred to above under "Mandatory Prepayment." ChaseMellon Shareholder Services, L.L.C., an affiliate of the Senior Trustee, is the transfer agent and registrar for the Unocal Common Stock and The Chase Manhattan Bank is the successor Rights Agent under the Rights Agreement, dated as of January 29, 1990, referred to below under "Description of the Common Stock--Rights to Purchase Series A Preferred Stock." ChaseMellon Shareholder Services, L.L.C. is also the administrator of the Unocal Dividend Reinvestment and Common Stock Purchase Plan. Unocal and the Company may in the future maintain other banking relationships with the Senior Trustee and The Chase Manhattan Bank in the ordinary course of business and may do the same with the Subordinated Trustee.

GOVERNING LAW

    The Indentures, the Debt Securities, the Guarantees, and the coupons will be governed by, and construed in accordance with, the laws of the State of New York (Section 15.05).

                       DESCRIPTION OF THE PREFERRED STOCK

    The following description of Unocal Preferred Stock sets forth certain general terms and provisions of the series of Unocal Preferred Stock to which any Prospectus Supplement may relate. The specific terms of an offered series of Unocal Preferred Stock will be described in the Prospectus Supplement relating to such series. If so indicated in the Prospectus Supplement relating thereto, the terms of any such series of Unocal Preferred Stock may differ from the terms set forth below. The description of Unocal Preferred Stock set forth below and the description of the terms of an offered series of Unocal Preferred Stock set forth in the Prospectus Supplement relating thereto do not purport to be complete and are qualified in their entirety by reference to Unocal's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the Certificate of Designations relating to such offered series of Unocal Preferred Stock, which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the sale of such offered series.

    Under Unocal's Certificate of Incorporation, Unocal's Board of Directors is authorized, without further stockholder action, to provide for the issuance of up to 100,000,000 shares of preferred stock, $0.10 par value per share, in one or more series, with or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as the Board of Directors shall determine. As of the date of this Prospectus, Unocal has no outstanding shares of Preferred Stock. Unocal has reserved for issuance and designated 3,000,000 shares of preferred stock as Series A Junior Participating Cumulative Preferred Stock in connection with the Rights Plan described below under "Description of the Common Stock--Rights to Purchase Series A Preferred Stock."

GENERAL

    The applicable Prospectus Supplement will set forth the following specific terms regarding the series of Unocal Preferred Stock offered thereby: (i) the designation, number of shares and liquidation preference per share; (ii) the initial public offering price; (iii) the dividend rate or rates, if any, or the method of determining the dividend rate or rates; (iv) the index, if any, upon which the amount of dividends is to be determined; (v) the dates on which dividends will accrue and be payable and the designated record dates for determining the holders entitled to such dividends; (vi) any redemption or sinking fund provisions; (vii) any conversion or exchange provisions; (viii) any provisions for the issuance of global securities; (ix) the currency (which may be composite currency) in which liquidation preferences, redemption prices and dividends shall be payable, if other than United States dollars; (x) voting rights, if different from those described under "--Voting Rights"; and (xi) any additional terms, preferences or rights.

    The shares of Unocal Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

    The transfer agent, registrar, dividend disbursing agent, redemption agent and, if applicable, conversion agent for the offered series of Unocal Preferred Stock will be specified in the applicable Prospectus Supplement relating thereto.

DIVIDENDS

    The holders of the Unocal Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of Unocal, out of funds legally available therefor, cumulative or non-cumulative cash or other dividends at such rate or rates and on such dates as will be set forth in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be set forth in the Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock register of Unocal on such record dates, not more than sixty (60) days nor less than ten
(10) days preceding the payment dates thereof, as will be fixed by the Board of Directors of Unocal. If the Board of Directors of Unocal fails to declare a dividend payable on a dividend payment date on any series of Unocal Preferred Stock for which dividends are noncumulative ("Noncumulative Preferred Stock"), then the holders of such series of Noncumulative Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and Unocal will have no obligation to pay a dividend for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends payable on any series of Unocal Preferred Stock for any period less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

REDEMPTION

    The offered series of Unocal Preferred Stock may be redeemable at the option of Unocal and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon the terms, on the date or dates and at the redemption price or prices set forth in the applicable Prospectus Supplement. If fewer than all shares of the offered series of Unocal Preferred Stock are to be redeemed, the shares to be redeemed will be selected by Unocal pro rata or by lot, by any other method determined by the Board of Directors to be equitable, or by any method set forth in the applicable Prospectus Supplement.

    If any dividends on shares of the offered series of Unocal Preferred Stock are in arrears, no shares of Unocal Common Stock or shares of capital stock ranking junior to or on parity with the offered series of Unocal Preferred Stock may be redeemed and no shares of such offered series of Unocal Preferred Stock may be redeemed unless all outstanding shares of such series are simultaneously redeemed, and Unocal may not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series.

    Notice of redemption will be given by mailing the same to each record holder of the shares to be redeemed to the respective addresses of such holders as the same shall appear on Unocal's stock register. Each such notice will state: (i) the redemption date; (ii) the number of shares and series of Unocal Preferred Stock to be redeemed; (iii) the redemption price and the manner in which such redemption price is to be paid and delivered; (iv) the place or places where certificates for such shares of Unocal Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If fewer than all shares of any series of Unocal Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares to be redeemed from such holder.

    If notice of redemption has been given, from and after the redemption date for the shares of the series of Unocal Preferred Stock called for redemption (unless default shall be made by Unocal in providing money for the payment of the redemption price of the shares so called for redemption), dividends on the shares of Unocal Preferred Stock so called for redemption will cease to accrue, any right to convert the shares of Unocal Preferred Stock will terminate, such shares will no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of Unocal (except the right to receive the redemption price, without interest) will cease. Upon surrender in accordance with such notice of the certificates representing any shares so redeemed (properly endorsed or assigned for transfer, if the notice shall so state), the redemption price set forth above will be paid out of funds provided by Unocal. If fewer than all of the shares represented by any such certificate are redeemed, a new certificate will be issued representing the unredeemed shares without cost to the holder thereof.

LIQUIDATION PREFERENCE

    The applicable Prospectus Supplement will set forth the specific liquidation preference of the offered series of Unocal Preferred Stock.

    Unocal conducts substantially all of its operations through the Company. The right of Unocal, and hence the right of creditors and stockholders of Unocal, to participate in any distribution of assets of any subsidiary (including the Company) upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Unocal itself as a creditor of the subsidiary may be recognized.

CONVERSION AND EXCHANGE

    The terms, if any, on which shares of any offered series of Unocal Preferred Stock are convertible into or exchangeable for Unocal Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Unocal.

VOTING RIGHTS

    Except as indicated below or in the Prospectus Supplement relating to a particular offered series of Unocal Preferred Stock, or except as expressly required by applicable law, the holders of Unocal Preferred Stock will not be entitled to vote.

    On matters on which holders of such offered series and holders of any other series of Unocal Preferred Stock are entitled to vote as a single class, each full share of any series of Unocal Preferred Stock shall be entitled to one vote. Therefore, the voting power of such series will depend on the number of shares in such series, not the liquidation preference or initial offering price of the shares of such series of the Unocal Preferred Stock.

    If the equivalent of six quarterly dividends (whether or not consecutive) payable on any offered series of Unocal Preferred Stock or any other series of Unocal Preferred Stock are in default, the number of directors of Unocal will be increased by two and the holders of all outstanding shares of Unocal Preferred Stock and all other outstanding shares of preferred stock having similar voting rights, voting as a single class without regard to series and with no cumulative voting, to the exclusion of the holders of Unocal Common Stock, will be entitled to elect those two additional directors, who shall serve until all dividends in default have been paid or declared and set apart for payment.

                        DESCRIPTION OF THE COMMON STOCK

    Unocal's Board of Directors is authorized to issue a maximum of 750,000,000 shares of Unocal Common Stock, $1.00 par value per share, under Unocal's Certificate of Incorporation. As of March 31, 1998, 241,323,183 shares of Unocal Common Stock were outstanding, 10,594,630 shares were held by Unocal as treasury shares and 38,144,770 shares were reserved for issuance upon the conversion of the 6 1/4% Trust Convertible Preferred Securities of Unocal Capital Trust and in connection with Unocal's employee benefit plans, its Directors' Restricted Stock Plan and its Dividend Reinvestment and Common Stock Purchase Plan.

    The following summary of the rights of the Unocal Common Stock does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law and the Certificate of Incorporation.

    DIVIDEND RIGHTS: Subject to the prior rights, if any, of the holders of Unocal Preferred Stock, holders of Unocal Common Stock are entitled to receive such dividends as are declared by Unocal's Board of Directors out of funds legally available therefor.

    VOTING RIGHTS: Subject to the rights, if any, of the holders of Unocal Preferred Stock, all voting rights are vested in the holders of shares of Unocal Common Stock, each share being entitled to one vote on all matters presented for a vote (except for those matters for which a separate class vote is required under Delaware law). The holders of one-third of the shares entitled to vote constitute a quorum at any meeting of stockholders.

    LIQUIDATION RIGHTS: Subject to the rights, if any, of the holders of Unocal Preferred Stock, in the event of liquidation of Unocal, holders of Unocal Common Stock will share pro rata in all assets distributable to stockholders in respect of shares held by them.

    PREEMPTIVE RIGHTS: Holders of Unocal Common Stock are not entitled to any preemptive rights to subscribe for any additional securities that may be issued.

    NON-CUMULATIVE VOTING: Holders of shares of Unocal Common Stock have non-cumulative voting rights, which means that holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors standing for election if they choose to do so, and, in such event, the holders of the remaining less than 50% of the shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors of Unocal. Unocal's Board of Directors is divided into three classes, and directors are normally elected for three-year terms. One of the classes is presented for election at each annual meeting, so that the entire Board of Directors is never presented for election in any one year.

    ChaseMellon Shareholder Services, L.L.C., Los Angeles, California, is the transfer agent and registrar for the Unocal Common Stock. The Unocal Common Stock may also be presented for transfer at the office of ChaseMellon Shareholder Services, L.L.C., New York, New York.

RIGHTS TO PURCHASE SERIES A PREFERRED STOCK

    In January 1990, the Board of Directors of Unocal adopted a stockholder rights plan (the "Rights Plan") and declared a dividend of one right (a "Right"; collectively, the "Rights") for, and to be attached to, each outstanding share of Common Stock. The resolutions creating the Rights Plan provide that as long as the Rights are attached to shares of Common Stock, as provided in the "Rights Agreement" referred to below, one additional Right will be issued and delivered with each share of Common Stock that becomes outstanding after February 12, 1990. Each Right entitles the holder thereof to purchase one one-hundredth of a share of preferred stock designated as the Series A Junior Participating Cumulative Preferred Stock ("Series A Preferred Stock"). The Rights will expire on January 29, 2000, unless redeemed earlier, and will not be exercisable or transferable separately from the shares of Common Stock until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (a "15% Stockholder") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock or (ii) the date of the commencement or the announcement of an intention to make a tender or exchange offer that would cause any person or group to become a 15% Stockholder.

    Pursuant to the Rights Plan, 3,000,000 shares of Series A Preferred Stock have been designated and reserved for issuance upon exercise of the Rights. An additional number of shares of Series A Preferred Stock equal to one one-hundredth of the number of shares of Unocal Common Stock will be reserved for issuance in connection with an issuance of Preferred Stock or Unocal Common Stock, whether issued directly, upon exercise of Equity Warrants or upon conversion of Preferred Stock or Debt Securities.

    A description of the Rights and the Series A Preferred Stock is set forth in the Rights Agreement, dated January 29, 1990, between Unocal and The Chase Manhattan Bank (successor to Chemical Trust Company of California), as Rights Agent, which is included as exhibit to the Registration Statement of which this Prospectus is a part.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS OF UNOCAL

    The Certificate of Incorporation and Bylaws of Unocal contain certain provisions which may have the effect of rendering a change of control of Unocal more difficult. The Certificate of Incorporation provides that the Board of Directors is divided into three classes, with the directors serving three-year staggered terms. Special meetings of Unocal's stockholders generally may be called only by the Board of Directors, and any action required or permitted to be taken by the stockholders must be taken at an annual or special meeting and may not be effected by written consent. The vote of 75% of the outstanding stock of Unocal entitled to vote is required for the stockholders to adopt, amend or repeal bylaws. Such a 75% vote is also required for approval of a merger or consolidation of Unocal with, and certain other transactions with, another corporation which, with its affiliates, owns beneficially more than 10% of the total voting power of all outstanding shares of Unocal voting stock (a "Related Corporation"), unless such a transaction was approved by 75% of the directors of Unocal prior to the Related Corporation becoming such. The Certificate of Incorporation also require such a 75% vote to repeal or amend any of the foregoing provisions.

    The Bylaws of Unocal require 60 days' advance notice of, and specified information with respect to, nominations by stockholders of persons for election as directors and other business to be brought before an annual meeting by a stockholder.

    As set forth above under "Description of the Preferred Stock," the Board of Directors has the authority, without further stockholder action, to provide for the issuance of Unocal Preferred Stock and to fix the terms thereof. Provisions which could render a change of control of Unocal more difficult, such as extraordinary voting, dividend, redemption or conversion rights, could be included in such Unocal Preferred Stock.

                          DESCRIPTION OF THE WARRANTS

    The following description sets forth certain general terms and provisions of the Debt Warrants and Equity Warrants to which a Prospectus Supplement may relate. The particular terms of any Debt Warrants and Equity Warrants offered will be described in the Prospectus Supplement relating to such Debt Warrants or Equity Warrants. The following summaries of certain provisions of the Debt Warrants and Equity Warrants and of one or more separate Warrant Agreements (each a "Warrant Agreement") between the Company and Unocal and one or more banking institutions or trust companies, as Warrant Agent (each a "Warrant Agent"), do not purport to be complete and are subject to and qualified in their entirety by reference to all provisions of the applicable Warrant Agreement. Forms of Warrant Agreements are filed as exhibits to the Registration Statement. Each Warrant Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

GENERAL

    Debt Warrants and Equity Warrants, evidenced by Warrant Certificates (the "Warrant Certificates"), may be issued under a Warrant Agreement independently or together with any Debt Securities, Unocal Preferred Stock or Unocal Common Stock and may be transferable with or separate from such Securities. If Debt Warrants to purchase Debt Securities are offered, the applicable Prospectus Supplement will describe the terms of the Debt Warrants, including the following: (i) the offering price, if any, including the currency, or currency unit in which such price will be payable; (ii) the designation, aggregate principal amount and terms of the Offered Debt Securities with which the Debt Warrants are issued and the number of Debt Warrants issued with each such Offered Debt Security; (iii) if applicable, the date on or after which the Debt Warrants and the related Offered Debt Securities will be separately transferable; (iv) the designation, aggregate principal amount and terms of Debt Securities purchasable upon exercise of one Debt Warrant and the price or prices at which, and the currency, or currency unit in which such principal amount of Debt Securities may be purchased upon exercise; (v) the date on which the right to exercise the Debt Warrants commences and the date on which such right expires; (vi) any United States Federal income tax consequences; (vii) whether the Debt Warrants represented by the Warrant Certificates will be issued in registered or bearer form or both; and (viii) any other material terms of the Debt Warrants. If Equity Warrants are offered, the applicable Prospectus Supplement will describe the terms of the Equity Warrants, including the following: (i) the offering price, if any, including the currency or currency unit in which such price will be payable; (ii) the designation of any series of Unocal Preferred Stock purchasable upon exercise of the Equity Warrants; (iii) the number of shares of Unocal Preferred Stock or Unocal Common Stock purchasable upon exercise of one Equity Warrant, and the price or prices at which, and the currency, or currency unit in which such shares may be purchased upon exercise; (iv) the date on which the right to exercise the Equity Warrants commences and the date on which such right expires; (v) any United States Federal income tax consequences; (vi) whether the Equity Warrants represented by the Warrant Certificate will be issued in registered or bearer form or both;
(vii) whether the Equity Warrants or the underlying Unocal Preferred Stock or Unocal Common Stock will be listed on any national securities exchange; and
(viii) any other material terms of the Equity Warrants. In addition, if any Debt Warrants or Equity Warrants are sold for any foreign currency or currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue will be specified in the applicable Prospectus Supplement.

    Warrant Certificates, if any, may be exchanged for new Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Warrant Agent, which will be listed in the applicable Prospectus Supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of Debt Securities (except to the extent that the consent of Warrantholders may be required for certain modifications of the terms of the Indenture under which the series of Offered Debt Securities issuable upon exercise of the Warrants are to be issued) or Unocal Preferred or Common stockholders and are not entitled to payments of principal and interest, if any, on Debt Securities or to dividends or other distributions made with respect to Unocal Preferred Stock or Unocal Common Stock.

EXERCISE OF WARRANTS

    Warrants may be exercised by surrendering the Warrant Certificate, if any, at the corporate trust office or other designated office of the Warrant Agent, with (i) the form of election to purchase on the reverse side of the Warrant Certificate, if any, properly completed and executed, and (ii) payment in full of the exercise price, as set forth in the applicable Prospectus Supplement. Upon exercise of Warrants, the Warrant Agent will, as soon as practicable, deliver the Debt Securities, Unocal Preferred Stock or Unocal Common Stock issuable upon the exercise of the Warrants in authorized denominations in accordance with the instructions of the exercising Warrantholder and at the sole cost and risk of such holder. If less than all of the Warrants evidenced by the Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of unexercised Warrants, if sufficient time exists prior to the expiration date.

                LIMITATIONS ON THE ISSUANCE OF BEARER SECURITIES

    In compliance with United States Federal tax laws and regulations, Bearer Securities may not, in general, be offered or sold during the Restricted Period (as defined below) to a person within the United States or to, or for the account or benefit of, a United States person. However, offers or sales can be made to (i) the United States office of international organizations (as defined in Section 7701(a)(18) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder), (ii) the United States office of foreign central banks (as defined in Section 895 of the Code and the regulations thereunder) and (iii) foreign branches of United States financial institutions which are purchasing for their own account or for resale, and which have agreed to comply with the reporting requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder. In addition, sales can be made to a United States person acquiring a Bearer Security through a financial institution described in clause (iii) of the preceding sentence if certain certification requirements and other conditions are satisfied. Definitive Bearer Securities will not be delivered within the United States, or in any event unless the beneficial owner of the Securities has complied with the certification requirements to be described in the relevant Prospectus Supplement.

    Each underwriter, dealer and agent (or other "distributor" within the meaning of the regulations under Section 163 of the Code) participating in the distribution of any Bearer Securities will agree that (i) it will not offer, sell or deliver Bearer Debt Securities within the United States or to, or for the account or benefit of, United States persons (other than qualifying financial institutions) (a) until 40 days after the closing date or (b) at any time if the obligation is held as part of an unsold allotment or subscription (the "Restricted Period"), and (ii) it has in effect procedures reasonably designed to ensure that its employees and agents who are directly engaged in selling the Bearer Securities are aware of the restrictions described in clause
(i) of this sentence. Bearer Securities will bear a legend on their face and on any interest coupons that may be detached therefrom or, if the obligation is evidenced by a book entry, a legend will appear in the book of record in which the book entry is made substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The Code Sections referred to in such legend provide that a United States person who holds a Bearer Security will not be allowed to deduct any loss realized on the sale, exchange or redemption of such Bearer Security and any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or redemption will be treated as ordinary income. If the Company or Unocal issue Warrants in bearer form, they will specify in the applicable Prospectus Supplement what, if any, restrictions or certification requirements will be applicable to the issuance and delivery of such bearer Warrants.

    As used herein, "United States person" means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States Federal income taxation regardless of its source, a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all decisions of the trust or certain electing trusts that were existing on August 19, 1996 and treated as domestic trusts on such date and "United States" means the United States of America (including the States and the District of Columbia) and its possessions, which include, as of the date hereof, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island, and Northern Mariana Islands.

                              PLAN OF DISTRIBUTION

    The Company and Unocal may offer and sell the Securities in any of three ways: (i) directly to investors; (ii) to investors through agents; or (iii) through underwriters or dealers. The Company may also exchange Securities for outstanding indebtedness of the Company or Unocal, or both. The applicable Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, the purchase price of the Securities and the proceeds to the Company or Unocal, as the case may be, from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Securities may be listed.

    If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by one or more underwriters. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Except for Unocal Common Stock, each issue of Securities sold will be a new issue of securities with no established trading market. Any underwriters or agents with respect to an issue of Securities may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any Securities in the secondary market.

    If the Securities are issued in exchange for outstanding securities of the Company or Unocal, the applicable Prospectus Supplement will set forth the terms of the exchange, the identity of and the terms of sale of the Securities by the selling security holders.

    Securities may be sold directly by the Company or Unocal or through agents designated by the Company or Unocal from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or Unocal to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in the applicable Prospectus Supplement, the Company or Unocal will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Securities from the Company at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and the applicable Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

    Agents, selling security holders and underwriters may be entitled under agreements entered into with the Company and Unocal to indemnification by the Company and Unocal against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents, selling security holders or underwriters may be required to make in respect thereof. Agents, selling security holders and underwriters may be customers of, engage in transactions with, or perform services for the Company or Unocal in the ordinary course of business.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of Unocal and its subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in Unocal's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, which report is incorporated by reference herein, and on the authority of that firm as experts in accounting and auditing. Such report includes an explanatory paragraph with respect to a change in the method of accounting for the impairment of long-lived assets and long-lived assets disposed of in 1995.

                                 LEGAL MATTERS

    Legal matters in connection with the issuance and sale of the Securities offered hereby will be passed upon for the Company and Unocal by Dennis P. R. Codon, Esq., Vice President, Chief Legal Officer and General Counsel of the Company and Unocal, and for any underwriters, selling security holders or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. As of April 30, 1998, Mr. Codon owned beneficially 23,114 shares of Unocal Common Stock, which included 10,470 restricted shares that vest in 1999 through 2003. He also held options to purchase 57,088 shares of Unocal Common Stock at prices ranging from $26.375 to $38.8125, with expiration dates ranging from 2003 to 2008. In addition, Mr. Codon held 15,800 performance share units awarded to him in 1995 through 1998.

                   SUBJECT TO COMPLETION, DATED JULY 2, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                     [LOGO]

                                 $1,200,000,000
                            UNOCAL CAPITAL TRUST II

                           TRUST PREFERRED SECURITIES
        GUARANTEED BY UNOCAL CORPORATION TO THE EXTENT SET FORTH HEREIN
                            ------------------------

                               UNOCAL CORPORATION

                         JUNIOR SUBORDINATED DEBENTURES
                            ------------------------

    Unocal Capital Trust II, a Delaware statutory business trust, (the "Trust") may offer, from time to time, trust preferred securities (the "Trust Preferred Securities") representing preferred beneficial ownership interests in the Trust. Unocal Corporation, a Delaware corporation ("Unocal") will directly or indirectly own all of the common securities of the Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"). The Trust Securities will represent undivided beneficial interests in the assets of the Trust. Concurrently with the issuance by the Trust of its Trust Preferred Securities, the Trust will invest the proceeds thereof and any contributions made in respect of the Trust Common Securities in Unocal's Junior Subordinated Debentures (the "Junior Subordinated Debentures") with terms corresponding to the terms of the Trust Preferred Securities. The Trust exists for the sole purposes and functions of (a) issuing and selling its Trust Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Junior Subordinated Debentures, (b) using the proceeds from the sale of such Trust Securities to acquire the Junior Subordinated Debentures issued by Unocal, and (c) engaging in only those other activities as are necessary or incidental thereto. The Trust Preferred Securities and the Trust Common Securities will rank pari passu with each other and payment thereon shall be pro rata; provided that (i) if a Declaration Event of Default (as defined herein) occurs and is continuing, the rights of holders of Trust Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of holders of the Trust Preferred Securities and (ii) holders of Trust Common Securities will have the exclusive right (subject to the terms of the Declaration (as defined herein)) to appoint, replace, or remove Trustees and to increase or decrease the number of Trustees. See "Unocal Capital Trust II," "Description of the Trust Preferred Securities," and "Description of the Junior Subordinated Debentures". Holders of the Trust Preferred Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. If provided in an accompanying Prospectus Supplement, Unocal will have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for one or more deferral periods (each, an "Extension Period") (which shall not extend beyond the Stated Maturity of the Junior Subordinated Debentures). If interest payments are so deferred, Distributions on the Trust Preferred Securities will also be deferred and Unocal will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to Unocal's capital stock or debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Trust Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement). See "Description of Trust Preferred Securities--Distributions".

                                                        (CONTINUED ON NEXT PAGE)

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

       THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES
                 UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                 THE DATE OF THIS PROSPECTUS IS        , 1998.

(CONTINUED FROM PREVIOUS PAGE)

    The obligations of Unocal under the Junior Subordinated Debentures will be unsecured obligations of Unocal and will be subordinate and junior in right of payment, to the extent set forth herein, to all Senior Indebtedness (as defined herein) of Unocal, which includes all obligations and liabilities other than accounts payable or any other obligations of Unocal to trade creditors, obligations expressly made PARI PASSU or subordinate by their terms, and certain indebtedness between or among Unocal and its affiliates, but senior to all capital stock of Unocal now outstanding or hereafter issued by Unocal and to any guarantee now or hereafter entered into by Unocal in respect of capital stock of its affiliates, including the Guarantee. As of March 31, 1998, Unocal (on an unconsolidated basis) had $538 million of its 6 1/4% Convertible Junior Subordinated Debentures due 2026 (the "6 1/4% Junior Subordinated Debentures") which will rank PARI PASSU with the Junior Subordinated Debentures outstanding and had no Senior Indebtedness other than guarantees of debt and capital lease obligations of Unocal's subsidiaries. At the same date, Unocal's consolidated balance sheet reflected approximately $4.8 billion of total liabilities of the subsidiaries of Unocal, including $2.4 billion of total debt of Unocal's subsidiaries guaranteed by Unocal. The Trust's funds available for distribution to the holders of the Trust Preferred Securities will be limited to payments received from Unocal on the Junior Subordinated Debentures. The Junior Subordinated Debentures will be structurally subordinated to all obligations of Unocal's subsidiaries. See "Description of the Trust Preferred Securities--Distributions".

    The payment of distributions, payments on the liquidation of the Trust, and payments on the redemption of the Trust Preferred Securities, out of moneys held by the Trust as set forth below, will be guaranteed by Unocal on a subordinated basis as and to the extent described herein (the "Guarantee"). The Guarantee will be a full and unconditional guarantee from the time of issuance of the Trust Preferred Securities, but the Guarantee will cover distributions and other payments on the Trust Preferred Securities only if and to the extent that Unocal has made a payment of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Unocal's obligations under the Guarantee will be unsecured and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of Unocal, (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by Unocal and with any guarantee now or hereafter entered into by Unocal in respect of any preferred or preference stock of any affiliate of Unocal, including Unocal's guarantee of the Unocal Capital Trust's 6 1/4% Convertible Trust Preferred Securities (the "6 1/4 Trust Preferred Securities"), and (iii) senior to the Common Stock. The Guarantee will be structurally subordinated to all obligations of Unocal's subsidiaries. See "Description of the Guarantee".

    For a description of the redemption rights with respect to the Trust Preferred Securities, the possible dissolution of the Trust, and distribution of Junior Subordinated Debentures held by the Trust to holders of the Trust Securities and the liquidation amount on the Trust Preferred Securities, see "Description of the Trust Preferred Securities--Mandatory Redemption," "--Special Event Distribution or Redemption," "--Redemption Procedures for Redemption by the Trust," "--Liquidation Distribution Upon Dissolution," and "Description of the Junior Subordinated Debentures". If provided in the accompanying Prospectus Supplement, Unocal may redeem the Junior Subordinated Debentures (and cause the redemption of the Trust Securities) or may dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of Trust Preferred Securities in liquidation of their interests in the Trust. See "Description of Preferred Securities-- Liquidation Distribution Upon Termination".

    The Trust Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Trust Preferred Securities (including the Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $1,200,000,000, subject to possible reduction as a result of the sale of other securities registered under such Registration Statement. Certain specific terms of the Junior Subordinated Debentures and the Trust Preferred Securities in respect of which this Prospectus is being delivered will be described in the accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, the stated maturity (including any provisions for the shortening or extension thereof) (the "Stated Maturity"), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, the Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into Unocal Common Stock or other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Trust Preferred Securities, the specific title, aggregate amount, stated liquidation preference, number of securities, Distribution rate or method of calculating such rate, Extension Period or Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

    The Prospectus Supplement also will contain information, as applicable, about certain United States Federal income tax consequences relating to the Trust Preferred Securities.

    The Trust Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Trust Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in the Prospectus Supplement. The Prospectus Supplement will state whether the Trust Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Trust Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Trust Preferred Securities.

                             AVAILABLE INFORMATION

    Unocal is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information concerning Unocal may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Suite 518, Chicago, Illinois 60605-1070, and the Pacific Stock Exchange, 115 Sansome Street, 3rd Floor, San Francisco, California 94104.

    The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy statements, and other information concerning Unocal, which files electronically with the Commission.

    Unocal and the Trust have filed a registration statement on Form S-3 with the Commission (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to Unocal, the Trust and the securities offered hereby.

    No separate financial statements of the Trust have been included herein. Unocal does not consider that such financial statements would be material to holders of the Trust Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by Unocal, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and (iii) Unocal's obligations described herein, the guarantee by Unocal of the Trust's obligations under the Trust Preferred Securities, and the Junior Subordinated Debentures to be held by the Trust and the related indenture, taken together, will constitute a full and unconditional guarantee of payments due on the Trust Preferred Securities. See "Description of the Junior Subordinated Debentures" and "Description of the Guarantee".

    The Trust is not currently subject to the information reporting requirements of the Exchange Act. The Trust will become subject to such requirements upon the effectiveness of the Registration Statement and the issuance of the Trust Preferred Securities thereunder although it intends to seek and expects to receive exemption therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by Unocal with the Commission and are incorporated herein by reference (Commission File No. 1-8483):

1.  Unocal's Annual Report on Form 10-K for the year ended December 31, 1997;

2. Unocal's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

3. Unocal's Current Reports on Form 8-K dated January 28, 1998, February 13, 1998, February 25, 1998, April 15, 1998, April 28, 1998, June 3, 1998, and
    June 17, 1998 (as amended by Amendment No. 1 thereto on Form 8-K/A).

    All documents filed by Unocal with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

    Unocal will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Stockholder Services Department, Unocal Corporation, 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245; its telephone number is (310) 726-7600.

                                USE OF PROCEEDS

    All of the proceeds from the sale of the Trust Preferred Securities offered hereby will be invested by the Trust in Junior Subordinated Debentures. The proceeds received by Unocal from the sale of the Junior Subordinated Debentures to the Trust will be used for general corporate purposes, which are expected to include contributions or loans to its subsidiaries.

                                     UNOCAL

    Unocal is a leading global resource and project development company, with major oil and gas exploration and production activities in Asia, the United States Gulf of Mexico and Latin America. Unocal is also the world's leading producer of geothermal energy; a provider of electrical power; and a manufacturer and marketer of nitrogen-based fertilizers, petroleum coke, graphites and specialty minerals. Unocal conducts virtually all of its operations through Union Oil Company of California ("Union Oil") and Union Oil's subsidiaries. As of March 31, 1998, Unocal had approximately $7.6 billion of assets.

    Unocal was incorporated in Delaware on March 18, 1983, to operate as the parent of Union Oil, which was incorporated in California on October 17, 1890. As of March 31, 1998, the net assets of Union Oil represented approximately 100% of the net assets of Unocal, based on book value. The principal offices of Unocal are located at 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245, and its telephone number at that address is (310) 726-7600.

                            UNOCAL CAPITAL TRUST II

    The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of June 30, 1998, executed by Unocal, as sponsor, and the trustees of the Trust (the "Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of Delaware on June 30, 1998. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") and will be incorporated by reference into the Registration Statement of which this Prospectus is a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Trust exists for the sole purposes and functions of (a) issuing and selling its Trust Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Junior Subordinated Debentures, (b) using the proceeds from the sale of such Trust Securities to acquire the Junior Subordinated Debentures issued by Unocal, and
(c) engaging in only those other activities as are necessary or incidental thereto. Unocal will pay all fees and expenses related to the Trust and the offering of the Trust Securities.

    The Trust will have a term of approximately 35 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by its trustees, each appointed by Unocal as holder of the Trust Common Securities. Pursuant to the Declaration, the number of Trustees will initially be five. Three of the Trustees (the "Regular Trustees") must be persons who are employees or officers of Unocal. The fourth Trustee must be an entity permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, unaffiliated with Unocal and with a combined capital and surplus of at least $50 million, which will serve as indenture trustee under the Declaration for the purpose of compliance with the Trust Indenture Act (the "Institutional Trustee"). Initially, The Bank of New York, a banking corporation, will be the Institutional Trustee until it resigns or is removed by Unocal. The fifth Trustee must be a resident of Delaware or an entity that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). Initially, The Bank of New York (Delaware), an affiliate of the Institutional Trustee, will be the Delaware Trustee until it resigns or is removed by Unocal. Unocal, as the holder of the Trust Common Securities, will have the right to appoint or remove any Trustee and to increase or decrease the number of Trustees (but not below two Trustees.)

    The Institutional Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers, and privileges as the holder of the Junior Subordinated Debentures under the Indenture. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing trust account (the "Institutional Trustee Account") into which it will deposit all payments of funds received in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption, and otherwise to the holders of the Trust Securities out of funds from the Institutional Trustee Account. Trust and Trustee expenses are not paid from funds in the Institutional Trustee Account, but are paid by Unocal pursuant to the Indenture. See "Description of the Junior Subordinated Debentures--Miscellaneous".

    For the purpose of compliance with the Trust Indenture Act, The Bank of New York will also act as the Guarantee Trustee and as Debenture Trustee (as defined herein) under the Indenture (as defined herein). The Bank of New York is currently serving as various trustees with respect to the 6 1/4% Trust Preferred Securities and the 6 1/4% Junior Subordinated Debentures. In addition, The Bank of New York is currently the trustee under two indentures under which debt securities in an aggregate principal amount of approximately $1.1 billion, maturing from June 1998 to April 2015, have been issued by Union Oil and guaranteed by Unocal. The Bank of New York is a participating lender under Unocal's bank credit agreement, pursuant to which it has committed to lend to Union Oil and other subsidiaries of Unocal, subject to guarantees by Unocal, an aggregate of approximately $30 million, none of which is outstanding as of the date of this Prospectus. The guarantees by Unocal under the indentures and bank credit agreement described above are Senior Indebtedness (as defined herein). Unocal and its subsidiaries may in the future enter into other relationships with The Bank of New York.

    The foregoing summary of the material terms and provisions of the Declaration is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Delaware Trust Act, and the Trust Indenture Act.

    The business address of the Trust is 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245, and its telephone number at that address is (310) 726-7600.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

    The Trust Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The Bank of New York, will act as indenture trustee for the Trust Preferred Securities under the Declaration for purposes of compliance with the Trust Indenture Act. The terms of the Trust Preferred Securities and the rights of the holders thereof, will include those stated in the Declaration, those made part of the Declaration by the Trust Indenture Act, and those set forth in the Delaware Trust Act. The following summary of the material terms and provisions of the Trust Preferred Securities and the rights of the holders thereof, is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Trust Indenture Act, and the Delaware Trust Act.

GENERAL

    The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which will represent undivided beneficial interests in the assets of the Trust. All of the Trust Common Securities will be owned, directly or indirectly, by Unocal. The Trust Common Securities will rank PARI PASSU, and payments will be made thereon on a PRO RATA basis, with the Trust Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein), the rights of the holders of the Trust Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption, and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will hold the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, will be guaranteed by Unocal to the extent described under "Description of the Guarantee". The Guarantee will be held by The Bank of New York, the Guarantee Trustee, for the benefit of the holders of the Trust Preferred Securities. The Guarantee will not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Trust Preferred Securities would be to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures except in the limited circumstances in which the holder may take Direct Action (as defined herein). See "--Declaration Events of Default" and "--Voting Rights".

    Certain United States Federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures and the Trust Preferred Securities will be described in the Prospectus Supplement.

DISTRIBUTIONS

    The Trust's Preferred Securities will represent preferred beneficial ownership interests in the Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement. Distributions not paid on the regularly scheduled payment date therefor will accumulate interest thereon at the distribution rate, compounded quarterly, to the extent permitted by law. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any full quarterly distribution period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly distribution period for which distributions are computed, will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month.

    Distributions on the Trust Preferred Securities will be cumulative, will accumulate from and including the date of original issuance, and will be payable quarterly in arrears on March 1, June 1, September 1 and

December 1 of each year or on such dates as specified in the accompanying Prospectus Supplement, when, as and if funds are available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

    If provided in the applicable Prospectus Supplement, Unocal shall have the right at any time and from time to time during the term of the Junior Subordinated Debentures to defer payment of interest for such number of consecutive interest payment periods as may be specified in the Prospectus Supplement (each, an "Extension Period") on the terms described in the Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such Junior Subordinated Debentures.

    Distributions on the Trust Preferred Securities must be paid on the dates on which they are payable only to the extent that the Trust has funds available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Trust Preferred Securities will be limited to payments received from Unocal on the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures". If Unocal does not make interest payments on such Junior Subordinated Debentures, the Institutional Trustee will not have funds available to pay Distributions on the Trust Preferred Securities. The payment of distributions out of moneys held by the Trust will be guaranteed by Unocal to the extent set forth under "Description of the Guarantee".

    Distributions on the Trust Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Trust Preferred Securities remain in book-entry only form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration and the Indenture, distributions may, at Unocal's option, be paid either (i) by check mailed to the address of the person entitled thereto as it appears in the register or (ii) by transfer to an account maintained by such person located in the United States; PROVIDED, HOWEVER, that payments to the Depositary (as defined herein) will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. See "Book-Entry System--The Depository Trust Company". If the Trust Preferred Securities do not continue to remain in book-entry only form, the Regular Trustees shall have the right to select record dates, which shall conform to the rules of any securities exchange or other organization on which the Trust Preferred Securities are listed or quoted and shall be at least one Business Day prior to the relevant payment dates. If any date on which distributions are payable on the Trust Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" means any day other than a Saturday, Sunday, or any other day on which banking institutions in New York City or Los Angeles, California are permitted or required by any applicable law to close.

CONVERSION RIGHTS

    The terms, if any, on which the Trust Preferred Securities are convertible or exchangeable into Common Stock or other securities will be set forth in the Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Unocal, in which case the number of shares of Common Stock or other securities to be received by the holders of the Trust Preferred Securities would be calculated as of a time and in the manner stated in the Prospectus Supplement.

MANDATORY REDEMPTION

    Upon the repayment of the Junior Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment must immediately be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid. The Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of Unocal as provided in the Prospectus Supplement, or at any time in certain circumstances upon the occurrence of a Special Event (as defined below). Holders of Trust Securities must be given not less than 30 nor more than 60 days notice of any such redemption. Unocal will issue a press release announcing any such redemption. See "--Special Event Distribution or Redemption" and "Description of the Junior Subordinated Debentures--Redemption at the Option of Unocal".

    In the event Unocal redeems less than all of the Junior Subordinated Debentures and, therefore, less than all of the outstanding Trust Preferred Securities are to be redeemed, the Trust Preferred Securities will be redeemed pro rata, which means that so long as the Trust Preferred Securities are in book-entry form the redemption proceeds will be distributed in accordance with the procedures of the Depository (as defined herein). See "Book-Entry System--The Depository Trust Company". Unocal may not redeem any Junior Subordinated Debentures (and therefore cause a mandatory redemption of Trust Preferred Securities) unless all accumulated and unpaid distributions have been paid on all outstanding Trust Preferred Securities for all quarterly distribution payment periods terminating on or prior to the last distribution payment date before the date of redemption. Any redemption of Trust Preferred Securities, other than upon the occurrence of a Special Event, will be made at the Prices set forth in the Prospectus Supplement ("Redemption Price") together with accrued and unpaid interest to, but excluding the redemption date.

SPECIAL EVENT DISTRIBUTION OR REDEMPTION

    "Tax Event" means that the Regular Trustees shall have received an opinion of an independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the date of issuance of the Trust Preferred Securities, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice, or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority, or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced, in each case, on or after, the date of issuance of the Trust Preferred Securities, there is the creation by such change in tax law of more than an insubstantial risk that (i) the Trust is or will be subject to United States federal income tax with respect to interest accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be subject to more than a DE MINIMIS amount of taxes, duties or other governmental charges, or
(iii) interest payable in cash by Unocal to the Trust on the Junior Subordinated Debentures (other than interest attributable to the Trust Common Securities) is not, or will not be, deductible, in whole or in part, by Unocal for United States federal income tax purposes; PROVIDED, HOWEVER, that such an opinion shall not be deemed to be a "Dissolution Tax Opinion" if the change in tax law requires Unocal for United States federal income tax purposes to defer taking a deduction for any OID that accrues with respect to the Junior Subordinated Debentures until the interest payment related to such OID is paid by Unocal in cash, PROVIDED, such change in tax law does not create more than an insubstantial risk that Unocal will be prevented from taking a deduction for OID accruing with respect to the Junior Subordinated Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by Unocal in cash.

    "Investment Company Event" means that the Regular Trustees shall have received an opinion of an independent counsel experienced in such matters (a "Change in 1940 Act Opinion") to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

    If, at any time, a Tax Event or an Investment Company Event (each, a "Special Event") shall occur and be continuing, the Trust may with the consent of Unocal, except in the limited circumstances described below, be dissolved with the result that, after satisfaction of liablities of liablities to creditors of the Trust as provided by applicable law, Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a PRO RATA basis within 90 days following the occurrence of the Special Event; PROVIDED that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of an independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service ("IRS"), to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures, (ii) Unocal or the Trust being unable to avoid such Special Event within such 90-day period by taking some ministerial action (such as filing a form or making an election or pursuing some other similar reasonable measure) that will have no adverse effect on the Trust, Unocal or the holders of the Trust Securities or does not subject any of them to more than DE MINIMIS regulatory requirements and (iii) Unocal's prior written consent to such dissolution and distribution. If Unocal declines to consent to the dissolution and distribution, Unocal may incur an obligation to pay Additional Interest. See "Description of the Junior Subordinated Debentures--Additional Interest". Furthermore, if (i) after receipt of a Dissolution Tax Opinion by the Regular Trustees Unocal has received an opinion (a "Redemption Tax Opinion") of an independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more that an insubstantial risk that Unocal would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes, even after the Junior Subordinated Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) after receipt of a Dissolution Tax Opinion or a Change in 1940 Act Opinion by the Regular Trustees, such Regular Trustees shall have been informed by independent tax counsel experienced in such matters that it cannot, for substantive reasons, deliver a No Recognition Opinion to the Trust, Unocal shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Junior Subordinated Debentures, in whole or in part, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, for cash within 90 days following the occurrence of such Special Event. Following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed shall be redeemed by the Trust at the liquidation amount thereof plus accumulated and unpaid distributions thereon to, but excluding the redemption date on a PRO RATA basis; PROVIDED, HOWEVER, that if at the time there is available to Unocal the opportunity to eliminate, which elimination shall be complete within such 90-day period, such Special Event by taking some ministerial action that has no adverse effect on the Trust, Unocal or the holders of the Trust Securities, or does not subject any of them to more than DE MINIMIS regulatory requirements, Unocal or the Trust will pursue such measure in lieu of redemption.

    After the date for any distribution of Junior Subordinated Debentures upon dissolution of the Trust, (i) the Trust Preferred Securities will no longer be deemed to be outstanding, (ii) the Depository or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificate representing Trust Preferred Securities not held by the Depository or its nominee will be deemed to represent beneficial interests in Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest (including Compound Interest) equal to accumulated and unpaid distributions on such Trust Preferred Securities until such certificates are presented to Unocal or its agent for transfer or reissuance.

    There can be no assurance as to the market prices for the Trust Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Trust Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Trust Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Trust Preferred Securities offered hereby.

REDEMPTION PROCEDURES FOR REDEMPTION BY THE TRUST

    The Trust may not redeem any of the outstanding Trust Preferred Securities unless all accumulated and unpaid distributions have been paid on all outstanding Trust Preferred Securities for all quarterly distribution periods terminating on or prior to the last distribution payment date before the date of redemption. Trust Preferred Securities redeemed on each redemption date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Trust Preferred Securities shall be made and the Redemption Price shall be payable on each redemption date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price See also "--Subordination of Common Securities."

    If the Trust gives a notice of redemption in respect of Trust Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, provided that Unocal has paid to the Institutional Trustee funds sufficient to pay the applicable Redemption Price, plus accumulated and unpaid distributions thereon, the Institutional Trustee will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price, plus accumulated and unpaid distributions thereon, and will give the Depository irrevocable instructions and authority to pay the redemption price plus accumulated and unpaid distributions to the holders of the Trust Preferred Securities. See "Book-Entry System--The Depository Trust Company". If such Trust Preferred Securities are no longer in book-entry form, the Institutional Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Trust Preferred Securities funds sufficient to pay the Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Trust Preferred Securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any Trust Preferred Securities called for redemption shall be payable to the holders of such Trust preferred Securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Trust Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the Redemption Price, plus accumulated and unpaid distributions thereon, but without further accrued interest on such Redemption Price. The distributions payable upon redemption (unless the date of redemption is a distribution payment date) will be payable to the person to whom the Redemption Price is payable. In the event that any date fixed for redemption of Trust Preferred Securities is not a Business Day, then payment of the Redemption Price, plus accumulated and unpaid distributions thereon, payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payments in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price, plus accumulated and unpaid distributions thereon, in respect of Trust Preferred Securities is improperly withheld or refused and not paid either by the Institutional Trustee, or, if paid to the Trust, by Unocal pursuant to the Guarantee, distributions on such Trust Preferred Securities will continue to accumulate at the distribution rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Trust Securities will be redeemed pro rata. So long as the Trust Securities are in book-entry form, the distribution of proceeds will be made in accordance with the procedures applied by the Depository. See "Book-Entry System--The Depository Trust Company". If such Trust Securities are no longer in book-entry form, payment of the Redemption Price on the Trust Preferred Securities and any distribution of Junior Subordinated Debentures to holders of Trust Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Trust Preferred Securities on the redemption date.

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Unocal or any of its subsidiaries may at any time, and from time to time, purchase outstanding Trust Preferred Securities by tender, in the open market or otherwise.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before redemption date to each Holder of Trust Securities to be redeemed at its registered address. Unless Unocal defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the redemption date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof (and distributions) will cease to accrue on the Trust Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF TRUST COMMON SECURITIES

    Payment of distributions on, and the Redemption Price of, Trust Preferred Securities and the Trust Common Securities, as applicable, shall be made pro rata based on the liquidation amount of such Trust Preferred Securities and Trust Common Securities; provided, however, that if on any distribution date or redemption date a Debenture Event of Default shall have occurred and be continuing, no payment of any distribution on, or Redemption Price of, any of the Trust Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Trust Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding Trust Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Trust Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Institutional Trustee shall first be applied to the payment in full in cash of all distributions on, or Redemption Price of, the Trust Preferred Securities then due and payable.

    In the case of any Event of Default resulting from Debenture Event of Default, Unocal as holder of the Trust Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default with respect to such Trust Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the Declaration with respect to the Trust preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee shall act solely on behalf of the holders of such Trust Preferred Securities and not on behalf of Unocal as holder of the Trust Common Securities, and only the holders of such Trust Preferred Securities will have the right to direct the Institutional Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Trust Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the liquidation amount per Trust Preferred Security, plus accumulated and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the Trust Preferred Securities have been distributed on a PRO RATA basis to the holders of the Trust Securities.

    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution for all Trust Securities, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a PRO RATA basis. The holders of the Trust Common Securities will be entitled to receive distributions upon any such dissolution PRO RATA with the holders of the Trust Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Trust Preferred Securities shall have a preference over the Trust Common Securities with regard to such distributions.

    Pursuant to the Declaration, the Trust shall dissolve (i) on the thirty-fifth anniversary of the initial issuance of the Trust Securities, the expiration of the term of the Trust, (ii) upon the bankruptcy of Unocal as the holder of the Trust Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to Unocal as the holder of the Trust Common Securities, the consent of the holders of at least a majority in liquidation amount of the Trust Securities voting together as a single class to file a certificate of cancellation with respect to the trust, or the revocation of the charter of Unocal as the holder of the Trust Common Securities and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the occurrence of a Special Event in the circumstances provided under "Special Event Distribution or Redemption," (v) upon the entry of a decree of a judicial dissolution of the holder of the Trust Common Securities or the Trust, (vi) upon redemption of all the Trust Securities, or (vii) upon the occurrence of such other events described in the Prospectus Supplement.

DECLARATION EVENTS OF DEFAULT

    An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"). See "Description of Junior Subordinated Debentures--Indenture Events of Default".

    Upon the occurrence and continuance of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal amount of the Junior Subordinated Debentures to be immediately due and payable. Unocal and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

    If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, any holder of Trust Preferred Securities may institute a legal proceeding against Unocal to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Unocal to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then the registered holder of Trust Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, Unocal will be subrogated to the rights of such holder of Trust Preferred Securities under the Declaration to the extent of any payment made by Unocal to such holder of Trust Preferred Securities in such Direct Action.

The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

    Pursuant to the Declaration, the holder of the Trust Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Trust Common Securities until all Declaration Events of Default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Trust Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

VOTING RIGHTS

    Except as described herein, under the Delaware Trust Act, the Trust Indenture Act and under "Description of the Guarantee--Modification of the Guarantee; Assignment", and as otherwise required by law and the Declaration, the holders of the Trust Preferred Securities will have no voting rights.

    Subject to the requirement of the Institutional Trustee obtaining a tax opinion as set forth in the last sentence of the next paragraph, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Junior Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable; PROVIDED, HOWEVER, that if an Indenture Event of Default has occurred and is continuing then, the holders of 25% of the aggregate liquidation amount of the Trust Preferred Securities may direct the Institutional Trustee to declare the principal of and interest on the Junior Subordinated Debentures immediately due and payable; PROVIDED, FURTHER, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debentures (a "Super Majority"), only the holders of at least such Super Majority in aggregate liquidation amount of the Trust Preferred Securities may direct the Institutional Trustee to give such consent or take such action.

    The Institutional Trustee shall notify all holders of the Trust Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to the directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

    In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the same Super Majority percentage in liquidation amount of the Trust Securities as is required under the Indenture of aggregate principal amount of the Junior Subordinated Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the direction of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income take the Trust will not be classified as other than a grantor trust on account of such action.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any approval or direction of holders of Trust Preferred Securities may be given at a separate meeting of holders of Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Preferred Securities. Each such notice will include a statement setting forth the following information:
(i) the date of such meeting or the date by which such action is to be taken;
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel Trust Preferred Securities, distribute Junior Subordinated Debentures, or if provided in the Prospectus Supplement, make adjustments to the conversion price or to the kind and amount of the securities, cash and other property into which the Junior Subordinated Debentures are convertible, each in accordance with the Declaration.

    Notwithstanding that holders of Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned at such time by Unocal or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Unocal, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Preferred Securities were not outstanding.

    The procedures by which holders of Trust Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuances" and "Book-Entry System--The Depository Trust Company".

    Holders of the Trust Preferred Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by Unocal as the indirect or direct holder of all of the Trust Securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; PROVIDED that if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Preferred Securities or only the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee in contravention of the Trust Indenture Act or
(iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below or as otherwise indicated in the Prospectus Supplement. The Trust may, with the consent of Unocal and the Regular Trustees and without the consent of the holders of the Trust Securities, the Delaware Trustee or the Institutional Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state, PROVIDED that
(i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Preferred Securities rank with respect to distributions and payments upon liquidation, redemption, and otherwise, (ii) Unocal expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Junior Subordinated Debentures, (iii) Unocal uses its reasonable efforts to cause the Trust Preferred Securities (including any Successor Securities) to be listed or quoted on any national securities exchange or with another organization on which the Trust Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, Unocal has received an opinion of an independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the legal rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, and (C) following such merger, consolidation, amalgamation or replacement, the Trust or such successor entity will continue to be classified as a grantor trust for United States federal income tax purposes, and (viii) Unocal owns all Trust Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Trust Common Securities Guarantee (as defined below). Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCES

    Unless otherwise provided in the Prospectus Supplement, the Depositary Trust Company ("DTC") will act as securities depositary for the Trust Preferred Securities. The Trust Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee ("Cede"). One or more fully registered global Trust Preferred Securities certificates, representing the total aggregate number of Trust Preferred Securities, will be issued and will be deposited with DTC. Although voting with respect to the Trust Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to Trust Preferred Securities. Under its usual procedures,

DTC would solicit votes on behalf of the Trust through an Omnibus Proxy. Except as provided herein, a Beneficial Owner in a global Trust Preferred Security certificate will not be entitled to receive physical delivery of Trust Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Trust Preferred Securities. A more detailed description of the DTC book-entry system is set forth in "Book-Entry System--The Depository Trust Company" below.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

    The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred hereby. The holders of Trust Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

    See "Unocal Capital Trust II" regarding The Bank of New York's serving as the trustee under two indentures under which debt securities have been issued by Union Oil and guaranteed by Unocal and The Bank of New York's service as various trustees in connection with the 6 1/4% Junior Subordinated Debentures and the 6 1/4% Trust Preferred Securities.

PAYING AGENT, REGISTRAR AND TRANSFER AGENT

    Payments in respect of the Trust Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if any such Trust Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise provided in the Prospectus Supplement, the Institutional Trustee will act as paying agent and may designate an additional or substitute paying agent at any time. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the Institutional Trustee and Unocal. In the event that the Institutional Trustee shall no longer be the paying agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and Unocal) to act as paying agent.

    Unless otherwise specified in the Prospectus Supplement, the Institutional Trustee will act as registrar and transfer agent for the Trust Preferred Securities. Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or Unocal may require) in respect of any tax or other government charges that may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Trust Preferred Securities after such Trust Preferred Securities have been called for redemption.

GOVERNING LAW

    The Declaration and the Trust Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to conduct affairs of, to operate the Trust in such a way that, and to take any action so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes, and to cooperate with Unocal so that the Junior Subordinated Debentures will be treated as indebtedness of Unocal for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with the Declaration and applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Trust Preferred Securities.

    Holders of the Trust Preferred Securities have no preemptive or similar rights.

    The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

                          DESCRIPTION OF THE GUARANTEE

    Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by Unocal concurrently with the issuance of the Trust Preferred Securities for the benefit of the holders from time to time of the Trust Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the independent trustee under the Guarantee (the "Guarantee Trustee") for purposes of the Trust Indenture Act. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities.

GENERAL

    Pursuant to the Guarantee, Unocal will agree, to the extent set forth therein, to pay in full to the holders of the Trust Preferred Securities the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off, or counterclaim which the Trust may have or assert other than the defense of payment. The following payments with respect to Trust Preferred Securities issued by the Trust to the extent not paid by the Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accumulated and unpaid distributions which are required to be paid on such Trust Preferred Securities to the extent the Trust shall have funds available therefor; (ii) the redemption price and all accumulated and unpaid distributions to the date of redemption to the extent the Trust has funds available therefor with respect to any Trust Preferred Securities called for redemption by the Trust; and (iii) upon a voluntary or involuntary dissolution, winding-up, or termination of the Trust (other than if provided in the Prospectus Supplement, in connection with the conversion of all of the Trust Securities into Common Stock or the distribution of the Junior Subordinated Debentures to the holders of Trust Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of such Trust Preferred Securities in liquidation of the Trust. Unocal's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Unocal to the holders of Trust Preferred Securities or by causing the Trust to pay such amounts to such holders.

    The Guarantee will rank subordinate and junior in right of payment to all liabilities of Unocal, other than any liabilities which expressly by their terms are made pari passu or subordinate to the obligations of Unocal under the Guarantee. See"--Status of the Guarantee". Since Unocal is a holding company, the right of Unocal to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that Unocal may itself be a creditor of that subsidiary. Accordingly, Unocal's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of

Unocal's subsidiaries, and claimants should look only to the assets of Unocal for payments thereunder. Except as otherwise provided in the Prospectus Supplement, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of Unocal, including Senior Indebtedness, whether under the Indenture, any other indenture that Unocal may enter into in the future or otherwise.

    The Guarantee will not apply to any payment of distributions on the Trust Preferred Securities except to the extent the Trust shall have funds available therefor. If Unocal does not make interest payments on the Junior Subordinated Debentures purchased by the Trust, the Trust will not pay distributions on the Trust Preferred Securities issued by the Trust and will not have funds available therefor. See "Description of the Junior Subordinated Debentures--Certain Covenants of Unocal". The Guarantee, when taken together with Unocal's obligations under the Junior Subordinated Debentures, the Indenture, and the Declaration, including its obligations to pay costs, expenses, debts, and liabilities of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by Unocal of payments due on the Trust Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities.

    Unocal has also agreed separately to fully and unconditionally guarantee the obligations of the Trust with respect to the Trust Common Securities (the "Trust Common Securities Guarantee") to the same extent as the Guarantee, except that upon an Indenture Event of Default, rights of holders of Trust Common Securities to receive payment of periodic distributions and payments on liquidation, redemption, or otherwise will be subordinated to the rights of the holders of Trust Preferred Securities.

CERTAIN COVENANTS OF UNOCAL

    In the Guarantee, Unocal will covenant that, so long as any Trust Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) Unocal shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of capital stock in connection with any employee benefit plan or program, director plan or program, dividend reinvestment, stock repurchase, or other similar plans available to stockholders of Unocal, or any option, warrant, right, or exercisable, exchangeable, or convertible security outstanding as of the Expiration Date, (ii) as a result of a reclassification of Unocal's capital stock pursuant to the exchange or conversion provisions of Unocal's capital stock or the exchange or conversion of one class or series of Unocal's capital stock for another class or series of Unocal's capital stock or the capital securities of a subsidiary (including a trust such as the Trust), or (iii) the purchase of fractional interests in shares of Unocal's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged), and (b) Unocal shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase, or redeem or make any guarantee payment (other than pursuant to the Guarantee) with respect to any debt securities issued by Unocal that rank PARI PASSU with or junior to the Junior Subordinated Debentures.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of Trust Preferred Securities (in which case no consent of holders of Trust Preferred Securities will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding Trust Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Trust Preferred Securities--Voting Rights". All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees, and representatives of Unocal and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

TERMINATION

    The Guarantee will terminate upon (a) full payment of the Redemption Price of all Trust Preferred Securities, (b) if provided in the Prospectus Supplement, conversion of all the Trust Preferred Securities to Common Stock or distribution of the Junior Subordinated Debentures held by the Trust to the holders of the Trust Preferred Securities or (c) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, the Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under Trust Preferred Securities or the Guarantee. The subordination provisions of the Junior Subordinated Debentures provide that in the event payment is made on the Junior Subordinated Debentures or the Guarantee in contravention of such provisions, such payments shall be paid over the holders of Senior Indebtedness.

EVENTS OF DEFAULT

    An event of default under the Guarantee will occur upon the failure of Unocal to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against Unocal to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity. Notwithstanding the foregoing, if Unocal has failed to make a payment required under the Guarantee, a holder of the Trust Preferred Securities may directly institute a proceeding against Unocal for enforcement of the Guarantee for such payment. Unocal waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against Unocal.

    Unocal, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not Unocal is in compliance with all the conditions and covenants applicable to it under the Guarantee.

STATUS OF THE GUARANTEE

    The Guarantee will constitute an unsecured obligation of Unocal and will rank (i) subordinate and junior in right of payment to all other liabilities of Unocal (including obligations under the Junior Subordinated Debentures), (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by Unocal, with Unocal's guarantee of the 6 1/4% Trust Preferred Securities, and with any guarantee now or hereafter entered into by Unocal in respect of any preferred or preference stock of any affiliate of Unocal; and
(iii) senior to the Common Stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto.

    The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by Unocal. Unocal expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

    The Guarantee creates a guarantee of payment and not of collection (that is, the holder of Trust Preferred Securities may institute a legal proceeding directly against Unocal to enforce its rights under the Guarantee without instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, before the occurrence of any event of default with respect to the Guarantee and after curing all events of default with respect to the Guarantee that may have occurred, shall undertake to perform only such duties as are specifically set forth in the Guarantee. After an event of default with respect to the Guarantee has occurred, the Guarantee Trustee shall exercise the rights and powers vested in it by the Guarantee, and shall use the same degree of care and skill in its exercise thereof as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Trust Preferred Securities, unless such holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee, against the costs, expenses, and liabilities that might be incurred thereby.

GOVERNING LAW

    The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

    Set forth below is a description of the specific terms of the Junior Subordinated Debentures. The following description is subject to, and is qualified in its entirety by reference to, the Multiple Series Indenture (the "Base Indenture"), dated as of September 11, 1996, between Unocal and The Bank of New York, as Trustee (the "Debenture Trustee"), the form of which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part and the Supplemental Indenture (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture") to be entered into by and between Unocal and the Debenture Trustee, the form of which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part, which shall also be amended and subsequently incorporated by reference into the Registration Statement of which this Prospectus is a part . Certain capitalized terms used herein are defined in the Indenture.

    Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Trust Preferred Securities--Special Event Distribution or Redemption".

    If the Junior Subordinated Debentures are distributed to the holders of the Trust Preferred Securities, Unocal will use its reasonable efforts to have the Junior Subordinated Debentures listed or quoted on such national securities exchange or similar organization on which the Trust Preferred Securities are then listed or quoted, if any.

GENERAL

    The Indenture does not limit the amount of debt securities which can be issued thereunder and provides that debt securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by Unocal. The Indenture does not limit the amount of other indebtedness or securities which may be issued by Unocal. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture. The Junior Subordinated Debentures will be limited in aggregate principal amount to the amount specified in the Prospectus Supplement and may be payable in currencies other than United States dollars, in composite currencies or in amounts determined by reference to an index, all as provided in the Indenture.

    Unless otherwise provided in the Prospectus Supplement, the Junior Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on the date set forth in the Prospectus Supplement.

    The Prospectus Supplement will set forth the following specific terms regarding the Junior Subordinated Debentures: (i) the designation and aggregate principal amount of Junior Subordinated Debentures; (ii) the percentage of their principal amount at which such Junior Subordinated Debentures will be issued;
(iii) the date or dates (if any) on which such Junior Subordinated Debentures will mature; (iv) the rate per annum or the method of determining the rate or rates per annum, if any, at which such Junior Subordinated Debentures will bear interest; (v) the dates from and on which such interest, if any, will accrue and be payable and the designated record dates for such interest payments; (vi) the place or places where the Junior Subordinated Debentures may be presented for payment, if other than as described under "--Payment and Paying Agents"; (vii) redemption terms; (viii) any conversion or exchange provisions; (ix) provisions for issuance of global securities; (x) the terms and conditions of any obligation or right of Unocal or a holder to convert or exchange the Junior Subordinated Debentures into Trust Preferred Securities; (xi) the form of Declaration and Guarantee Agreement, if applicable; and (xii) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture. If so indicated in the Prospectus Supplement, the terms of the Junior Subordinated Debentures offered thereby may differ from those set forth herein. The Junior Subordinated Debentures may be issued as discounted Junior Subordinated Debentures (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to such discounted Junior Subordinated Debentures will be described in the Prospectus Supplement.

    If Junior Subordinated Debentures are distributed to holders of Trust Preferred Securities in liquidation of such holders' interests in the Trust, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. Unless otherwise provided in the Prospectus Supplement, if the Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registerable and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Institutional Trustee in New York, New York; PROVIDED that payment of interest may be made at the option of Unocal by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Junior Subordinated Debentures is the Institutional Trustee, the payment of principal and interest on the Junior Subordinated Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

    In the event of any redemption, neither Unocal nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed. The Indenture provides that if a series of Junior Subordinated Debentures is denominated in a currency other than United States dollars or in a composite currency, in the absence of a contrary provision in the Junior Subordinated Debentures any action or distribution under the Indenture will be based on the relative amount of United States dollars that could be obtained on such reasonable basis of exchange on such date as is specified by Unocal to the Debenture Trustee.

    All of the Junior Subordinated Debentures will be unsecured general obligations of Unocal. Since Unocal is a holding company, the rights of Unocal to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Junior Subordinated Debentures to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that Unocal may itself be a creditor of that subsidiary. Claims on Unocal's subsidiaries by creditors other than Unocal include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of Unocal's subsidiaries, and holders of the Junior Subordinated Debentures should look only to the assets of Unocal for payments on the Junior Subordinated Debentures. Neither the Indenture nor the Junior Subordinated Debentures contain provisions which would afford holders of the Junior Subordinated Debentures protection in the event of a takeover, recapitalization or similar restructuring involving Unocal which could adversely affect the Junior Subordinated Debentures.

SUBORDINATION

    The Junior Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of Unocal to the extent set forth in the Indenture. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debentures may be made (i) if any Senior Indebtedness of Unocal is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) if the maturity of any Senior Indebtedness of Unocal has been accelerated because of a default and such acceleration has not been rescinded. Upon any payment by Unocal or distribution of assets of Unocal to creditors upon any dissolution, winding-up, liquidation, or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Unocal must be paid in full before the holders of Junior Subordinated Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness of Unocal to receive payments of distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debentures are paid in full. For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than stock and certain subordinated securities of Unocal) upon conversion of a Junior Subordinated Debenture will be deemed to constitute payment on account of the principal of such Junior Subordinated Debenture.

    By reason of such subordination, in the event of liquidation or insolvency, creditors of Unocal may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Junior Subordinated Debentures.

    In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of the Junior Subordinated Debentures will be entitled to receive any payment upon the principal of (and premium, if any) or interest on, the Junior Subordinated Debentures.

    The term "Senior Indebtedness" means, with respect to Unocal, all current and future obligations and liabilities of Unocal (whether absolute, accrued, fixed, contingent, liquidated, unliquidated, or otherwise), except for (1) accounts payable or any other obligations of Unocal to trade creditors created or assumed by Unocal in the ordinary course of business, (2) any obligation that is expressly by its terms subordinated to or PARI PASSU with the Junior Subordinated Debentures, and (3) any obligation or liability of Unocal to any person of which at least a majority of the voting interest under ordinary circumstances is at such time, directly or indirectly, owned by Unocal. In addition, such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification, or waiver of any term of such Senior Indebtedness.

    The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued or incurred by Unocal and does not limit obligations at Union Oil or other subsidiaries which are structurally senior to the Junior Subordinated Debentures.

CERTAIN COVENANTS OF UNOCAL

    If Unocal shall have exercised its right to defer payment of interest on the Junior Subordinated Debentures by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) Unocal shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of capital stock in connection with any employee benefit plan or program, director plan or program, dividend reinvestment, stock repurchase, or other similar plans available to stockholders of Unocal, or any option, warrant, right, or exercisable, exchangeable, or convertible security outstanding as of the Expiration Date,
(ii) as a result of a reclassification of Unocal's capital stock pursuant to the exchange or conversion provisions of Unocal's capital stock or the exchange or conversion of one class or series of Unocal's capital stock for another class or series of Unocal's capital stock or the capital securities of a subsidiary (including a trust such as the Trust), or (iii) the purchase of fractional interests in shares of Unocal's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged), and (b) Unocal shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase, or redeem or make any guarantee payment (other than pursuant to the Guarantee) with respect to any debt securities issued by Unocal that rank PARI PASSU with or junior to the Junior Subordinated Debentures.

    Except as otherwise provided in the Indenture, for so long as the Junior Subordinated Debentures are issued to the Trust or the Institutional Trustee and the Trust Securities remain outstanding, Unocal will covenant: (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities; PROVIDED, HOWEVER, that any permitted successor of Unocal under the Indenture may succeed to Unocal's ownership of such Trust Common Securities; (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of the Junior Subordinated Debentures, the redemption of all Trust Securities, or certain mergers, consolidations, amalgamations or other transactions, each as permitted by the Indenture or the Declaration, and (b) to continue to be classified as a grantor trust for United States federal income tax purposes; and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

REDEMPTION AT THE OPTION OF UNOCAL

    Except as described below with respect to accrued and unpaid interest, Unocal will have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, as provided in the Prospectus Supplement, upon not less than 30 nor more than 60 days notice, at the Redemption Prices set forth in the Prospectus Supplement.

    Notwithstanding the foregoing, Unocal may not redeem any Junior Subordinated Debentures unless all accrued and unpaid interest has been paid on all outstanding Junior Subordinated Debentures for all quarterly interest payment periods terminating on or prior to the last interest payment date before the date of redemption. If Junior Subordinated Debentures are redeemed on any interest payment date accrued and unpaid interest shall be payable to holders of record on the record date for such interest payment.

    Unocal shall also have the right to redeem the Junior Subordinated Debentures at any time in certain circumstances upon the occurrence of a Special Event as described under "Description of the Trust Preferred Securities--Special Event Distribution or Redemption" at 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Compound Interest), to, but excluding, the redemption date or as otherwise provided in the Prospectus Supplement.

    So long as the Trust Preferred Securities are outstanding, the Declaration requires that the proceeds from the redemption of any of the Junior Subordinated Debentures will be used to redeem Trust Preferred Securities.

INTEREST

    Each Junior Subordinated Debenture shall bear interest at the per annum rate provided in the Prospectus Supplement from the date of original issuance. Interest is payable quarterly in arrears on the interest payment dates provided in the Prospectus Supplement of each year (each an "Interest Payment Date"), to the person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the business day next preceding such Interest Payment Date. In the event the Trust Preferred Securities shall not continue to remain in book-entry only form and the Junior

Subordinated Debentures are not in the form of a global security, Unocal shall have the right to select record dates, which shall be at least one business day before an Interest Payment Date.

    The amount of interest will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

    If provided in the Prospectus Summary, Unocal shall have the right at any time and from time to time during the term of the Junior Subordinated Debentures to defer payment of interest for such number of consecutive interest payment periods as may be specified in the Prospectus Supplement (each, an "Extension period") on the terms described in the Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such Junior Subordinated Debentures. Certain United States Federal income tax consequences and special considerations applicable to such Junior Subordinated Debentures will be described in the Prospectus Supplement.

CONVERSION OF THE JUNIOR SUBORDINATED DEBENTURES

    The terms, if any, on which Junior Subordinate Debentures are convertible or exchangeable into Trust Preferred Securities or other securities will be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Unocal, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the Prospectus Supplement relating thereto.

ADDITIONAL INTEREST

    If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, Unocal will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    Except as otherwise provided in the Indenture, Unocal may not merge or consolidate or sell or convey all or substantially all of its assets unless the successor corporation (if other than Unocal) is a domestic corporation and assumes Unocal's obligations on the Junior Subordinated Debentures and under the Indenture.

    The Indenture does not contain provisions that afford the Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving Unocal.

INDENTURE EVENTS OF DEFAULT

    Unless otherwise provided in the Prospectus Supplement, any one of the following events will constitute an Indenture Event of Default with respect to the Junior Subordinated Debentures: (a) default in the payment of any interest on the Junior Subordinated Debentures when due and payable, if continued for 30 days after written notice has been given as provided in the Indenture, whether or not such payment is prohibited by the subordination provisions of the Indenture and the Junior Subordinated Debentures,

PROVIDED, HOWEVER, that a valid extension of the interest payment period does not constitute a default in the payment of interest; (b) default in the payment of principal of (or premium, if any, on) the Junior Subordinated Debentures when due and payable whether or not such payment is prohibited by the subordination provisions of the Indenture and the Junior Subordinated Debentures, PROVIDED, HOWEVER, that a valid extension of the maturity of such Junior Subordinated Debentures does not constitute a default in the payment of principal or premium; if any, (c) failure to perform any other covenant of Unocal in the Indenture or the Junior Subordinated Debentures (other than a covenant included in the Indenture solely for the benefit of any series of debt securities other than the Junior Subordinated Debentures), if continued for 90 days after written notice has been given as provided in the Indenture; (d) certain events in bankruptcy, insolvency or reorganization involving Unocal; (e) the voluntary or involuntary dissolution, winding-up, or termination of the Trust, except in connection with
(i) the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust or in their interest in the Trust, (ii) the redemption of the Trust Preferred Securities, and (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration; or (f) any other Events of Default described in the Prospectus Supplement.

    If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debentures, will have the right to declare the principal of the Junior Subordinated Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Trust Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debentures. See "Description of the Trust Preferred Securities--Declaration Events of Default" and "--Voting Rights". Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of Unocal to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), Unocal acknowledges that then a holder of Trust Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debentures. Notwithstanding any payments made to such holder of Trust Preferred Securities by Unocal in connection with a Direct Action, Unocal shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures held by the Trust or the Institutional Trustee of the Trust, and Unocal shall be subrogated to the rights of the holder of such Trust Preferred Securities with respect to payments on the Trust Preferred Securities to the extent of any payments made by Unocal to such holder in any Direct Action. The holders of Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

DEFEASANCE

    The obligations of Unocal with respect to the payment of the principal of, and interest on, the Junior Subordinated Debentures will terminate if Unocal irrevocably deposits or causes to be deposited with the Debenture Trustee, under the terms of an escrow trust agreement in form and substance satisfactory to the Debenture Trustee, as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Junior Subordinated Debentures, (i) money, (ii) U.S. government obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money at such time or times as payments are due and payable on the Junior Subordinated Debentures, or (iii) a combination of (i) and (ii), sufficient to pay and discharge the Junior Subordinated Debentures (and all other sums payable with respect to the Junior Subordinated Debentures). The discharge of the Junior Subordinated Debentures is subject to certain other conditions, including (without limitation) (a) no Indenture Event of Default or event (including such deposit) which with notice or lapse of time would become an Indenture Event of Default shall have occurred and be continuing on the date of such deposit, and (b) such deposit and the related intended consequence will not result in any default or event of default under any material indenture, agreement, or other instrument binding upon Unocal or its subsidiaries or any of their properties. If provided in the Prospectus Supplement, the conversion rights under the Indenture will survive until the Junior Subordinated Debentures are no longer outstanding.

MODIFICATION, WAIVER, MEETINGS, AND VOTING

    MODIFICATION OF INDENTURES. The Indenture will provide that Unocal and the Debenture Trustee may, without the consent of any holders of Junior Subordinated Debentures or any other series of securities issued thereunder, enter into supplemental indentures for the purposes, among other things, of adding to Unocal's covenants, adding additional Indenture Events of Default, establishing the form or terms of Junior Subordinated Debentures or any other series of securities issued thereunder or curing ambiguities or inconsistencies in such Indenture, or making other changes to the Indenture or form or terms of the Junior Subordinated Debentures or any other series of securities issued thereunder, provided such action does not have a material adverse effect on the interests of the holders of the Junior Subordinated Debentures or any other series of securities issued thereunder. In addition, modifications and amendments of the Indenture may be made by Unocal and the Debenture Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Junior Subordinated Debentures then outstanding affect by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of each holder of Junior Subordinated Debentures and each holder of any other securities issued under the Indenture, in each case which is outstanding and is affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or rate of interest on the Junior Subordinated Debentures, (b) reduce the principal amount of or interest on any Junior Subordinated Debentures, (c) change any obligation to pay Additional Amounts with respect to the Junior Subordinated Debentures,
(d) change the place of payment or the currency or currency unit in which the Junior Subordinated Debentures or interest thereon is payable, (e) impair the right to institute suit for the enforcement of any payment on or with respect to the Junior Subordinated Debentures, (f) reduce the percentage in principal amount of the Junior Subordinated Debentures then outstanding required for modification or amendment of the Indenture or for any waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (g) change any obligation of Unocal to maintain an office or agency in the places and for the purposes required by the Indenture, (h) if provided in the Prospectus Supplement, make any change that would materially adversely affect the right to convert the Junior Subordinated Debentures, or (i) modify any of the above positions.

    WAIVER OF DEFAULT. The holders of a majority in aggregate principal amount of the Junior Subordinated Debentures then outstanding may, on behalf of the holders of all Junior Subordinated Debentures, waive compliance by Unocal with certain restrictive provisions of the Indenture. The holders of a majority in aggregate principal amount of the Junior Subordinated Debentures then outstanding may, on behalf of the holders of all Junior Subordinated Debentures, waive any past default under the Indenture with respect to the Junior Subordinated Debentures except a default (a) in the payment of principal of or any interest on the Junior Subordinated Debentures and (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Junior Subordinated Debentures then outstanding.

    MEETINGS AND VOTING. A meeting of the holders of the Junior Subordinated Debentures may be called at any time by the Debenture Trustee, and upon request, by Unocal (pursuant to a resolution of the Board) or the holders of at least 25% in principal amount of the Junior Subordinated Debentures then outstanding. Except as described above under "Modifications of Indentures" and "Waiver of Default," a resolution presented at a meeting or reconvened meeting at which a quorum of the holders of Junior Subordinated Debentures then outstanding is present may be adopted by the affirmative vote of the lesser of (i) the holders of a majority in principal amount of the Junior Subordinated Debentures then outstanding, or (ii) the holders of 66 2/3% in principal amount of the Junior Subordinated Debentures then outstanding represented and voting at the meeting; PROVIDED, HOWEVER, that if any consent, waiver, or other action which the Indenture expressly provides may be made, given, or taken by the holders of a specified percentage, which is less than a majority of the principal amount of the Junior Subordinated Debentures then outstanding, such action may be adopted at a meeting or reconvened meeting at which a quorum is present by the affirmative vote of the lesser of (a) the holders of such specified percentage in principal amount of the Junior Subordinated Debentures then outstanding or (b) a majority in principal amount of Junior Subordinated Debentures then outstanding represented and voting at the meeting. Any resolution passed or decision taken at any meeting of holders of Junior Subordinated Debentures duly held in accordance with the Indenture will be binding on all holders of Junior Subordinated Debentures whether or not present or represented at the meeting.

    Except with respect to certain reconvened meetings, the quorum at a meeting of the holders of a Junior Subordinated Debenture will be persons holding or representing a majority in principal amount of the Junior Subordinated Debentures then outstanding.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the offices of The Bank of New York, as paying agent in the City of New York, or at the offices of such other paying agent or paying agents as Unocal may designate from time to time in the Prospectus Supplement, except that at the option of Unocal payment of any interest may be made (i), except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the record date. Unless otherwise indicated in the Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of Defaulted interest. Unocal may at any time designate additional paying agents or rescind the designation of any paying agent; however Unocal will at all times be required to maintain a paying agent in New York for the Junior Subordinated Debentures.

    Any monies deposited with the Debenture Trustee or any paying agent, or then held by Unocal in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of Unocal, be repaid to Unocal and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to Unocal for payment thereof.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up, or liquidation of the Trust as a result of the occurrence of a Special Event, the Junior Subordinated Debentures will be issued in the form of one or more global certificates registered in the name of the depository or its nominee. For further detail, see "Book-Entry System--The Depository Trust Company" below.

THE DEPOSITORY

    If the Junior Subordinated Debentures are distributed to holders of Trust Preferred Securities in liquidation of such holders' interests in the Trust, unless otherwise provided in the Prospectus Supplement, DTC will act as securities depository for the Junior Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Trust Preferred Securities-- Book-Entry Only Issuances".

    None of Unocal, the Trust, the Institutional Trustee, any paying agent and any other agent of Unocal or the Debenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITORY'S SERVICES

    A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies Unocal that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the Depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depository is required to be so registered to act as such depository and no successor depository shall have been appointed, (iii) Unocal, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

    The Indenture will provide that Unocal will pay all fees and expenses related to (i) the issuance of the Trust Securities and the Junior Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Trust Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by Unocal.

    Unocal will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of Unocal; provided that, in the event of any such assignment, Unocal will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                        EFFECT OF OBLIGATIONS UNDER THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

    As set forth in the Declaration, the sole purposes of the Trust are (a) issuing its Trust Securities in exchange for Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such Trust Securities and (b) engaging in such other activities as are necessary or incidental thereto.

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debentures will be equal to the sum of the aggregate liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) Unocal shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

    Payments of distributions (to the extent funds therefor are available) and other payments due on the Trust Preferred Securities (to the extent funds therefor are available) are guaranteed by Unocal as and to the extent set forth under "Description of the Guarantee". If Unocal does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not have sufficient funds to pay distributions on the Trust Preferred Securities. The Guarantee is a full guarantee on a subordinated basis with respect to the Trust Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Trust Preferred Securities only if and to the extent that Unocal has made a payment of interest or principal on the Junior Subordinated Debentures held by the Trust as its sole asset. The Guarantee, when taken together with Unocal's obligations under the Junior Subordinated Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts on the Trust Preferred Securities.

    If Unocal fails to make interest or other payments on the Junior Subordinated Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby a holder of the Trust Preferred Securities, using the procedures described in "Description of the Trust Preferred Securities--Book-Entry Only Issuances," and "--Voting Rights," and "Book Entry System--The Depository Trust Company" may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debentures. Notwithstanding the foregoing, in such circumstances a holder of Trust Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, Unocal will be subrogated to the rights of such holder of Trust Preferred Securities in such Direct Action. Unocal, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Trust Preferred Securities. If Unocal fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Trust Preferred Securities may institute a legal proceeding directly against Unocal to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

                BOOK-ENTRY SYSTEM--THE DEPOSITORY TRUST COMPANY

    Unless otherwise provided in the Prospectus Supplement, DTC (the "Depository") will act as the Depository for the Trust Preferred Securities and, if such are distributed to the holders of Trust Preferred Securities as described herein, is expected to act as the Depository for the Junior Subordinated Debentures. For purposes of the description of the book-entry system below, the Trust Preferred Securities and the Junior Subordinated Debentures are referred to as the "Offered Securities". One or more fully-registered global certificates (each, a "Global Security") will be issued for the Trust Preferred Securities and for the Junior Subordinated Debentures, representing in the aggregate the total number of such Trust Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with, or on behalf of, DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (the "Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (the "Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

    The ownership interest of each actual owner of an Offered Security ("Beneficial Owner") within the DTC system is recorded on the Direct and Indirect Participants' records and is credited to the Direct Participant on DTC's records. Beneficial Owners will not receive written confirmation from DTC of their transactions, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners exchanged or hold Offered Securities. Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in an Offered Security, except in the event that use of the book-entry system for such Offered Security is discontinued.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Offered Securities represented by a global certificate.

    To facilitate subsequent transfers, all the Offered Securities deposited by Participants with DTC are registered in the name of Cede. The deposit of Offered Securities with DTC and their registration in the name of Cede effect no change in beneficial ownership. DTC has no knowledge of the identity of the Beneficial Owners of the Offered Securities, as its records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

    Redemptions are coordinated through DTC. Redemption notices shall be sent to Cede. If less than all of the Offered Securities held by DTC are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Offered Securities in accordance with its procedures.

    Conversions are coordinated through DTC. Conversions notices shall be sent to Cede by a Direct Participant for the benefit of Beneficial Owners. DTC will reduce the amount of interest of a Direct Participant in the Offered Securities as result of any such conversion in accordance with its procedures.

    Additionally, although voting with respect to the Offered Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the issuer of the Offered Security for which a vote is being solicited as soon as possible after the record date. The Omnibus Proxy assigns Cede consenting or voting rights to those Direct Participants to whose accounts the voting Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Unocal and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of an Offered Security.

    Distribution payments on the Offered Securities are made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown of DTC's record unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust, or Unocal, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the issuer of the Offered Security, disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    DTC has advised Unocal that it will take any action permitted to be taken by a holder of the Offered Securities (including, without limitation, the presentation of a stock certificate for conversion) only at the direction of one or more Participants to whose account with DTC interests in shares presented by a global certificate are credited and only in respect of such number of the shares of the Offered Securities represented by a global certificate as to which such Participants have given such direction.

    Except as provided herein, a Beneficial Owner in a global Trust Security certificate will not be entitled to receive physical delivery of such securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under such securities. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a person having a beneficial interest in shares represented by a global certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate of such interest.

    DTC may discontinue providing its services as Depository with respect to the Offered Securities at any time by giving reasonable notice to the issuer. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the Offered Securities for which DTC has discontinued its services are required to be printed and delivered. Additionally, the issuer of the Offered Security may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to its Offered Securities. In that event, certificates for such Offered Securities will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Unocal and the Trust believe to be reliable, but neither Unocal nor the Trust takes responsibility for the accuracy thereof.

                              PLAN OF DISTRIBUTION

    Unocal may offer and sell the Trust Preferred Securities in any of three ways: (i) directly to investors; (ii) to investors through agents; or (iii) through underwriters or dealers. The Trust Preferred Securities may also be exchanged for outstanding securities of Unocal or Union Oil or both and resold by the holder pursuant to this Prospectus in the over-the-counter market, on the New York Stock Exchange, through negotiated transactions or otherwise, at market prices prevailing at the time of sale or at prices otherwise negotiated. The terms of any such exchange and the method of resale by the holder will be set forth in a Prospectus Supplement. The Prospectus Supplement with respect to the Trust Preferred Securities will set forth the terms of the offering of the Trust Preferred Securities, including the name or names of any underwriters, the purchase price of the Securities and the proceeds to Unocal from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Trust Preferred Securities may be listed.

    If underwriters are used in the sale, the Trust Preferred Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Trust Preferred Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by one or more underwriters. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Securities if any are purchased. Any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    The Trust Preferred Securities will be a new issue of securities with no established trading market. Any underwriters or agents with respect to the Trust Preferred Securities may make a market in such Trust Preferred Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any Trust Preferred Securities in the secondary market.

    If the Trust Preferred Securities are issued in exchange for outstanding securities of Unocal, the applicable Prospectus Supplement will set forth the terms of the exchange, the identity of and the terms of sale of the Trust Preferred Securities by the selling security holders.

    The Trust Preferred Securities may be sold directly by Unocal or through agents designated by Unocal from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Unocal to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in the Prospectus Supplement, Unocal will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Trust Preferred Securities from Unocal at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

    Agents, selling security holders and underwriters may be entitled under agreements entered into with Unocal to indemnification by Unocal against certain civil liabilities, including certain liabilities under the

Securities Act of 1933, or to contribution with respect to payments which the agents, selling security holders or underwriters may be required to make in respect thereof. Agents, selling security holders and underwriters may be customers of, engage in transactions with, or perform services for Unocal in the ordinary course of business.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of Unocal and its subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in Unocal's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, which report is incorporated by reference herein, and on the authority of that firm as experts in accounting and auditing. Such report includes an explanatory paragraph with respect to a change in the method of accounting for the impairment of long-lived assets and long-lived assets disposed of in 1995.

                                 LEGAL MATTERS

    Unless otherwise indicated in the Prospectus Supplement, certain matters of Delaware law relating to the validity of the Trust Preferred Securities offered hereby will be passed upon for Unocal by Morris Nichols Arhst & Tunnell, Wilmington, Delaware, and certain matters relating to the validity of the Junior Subordinated Debentures and the Guarantee will be passed upon for Unocal by Dennis P. R. Codon, Esq., Vice President, Chief Legal Officer and General Counsel of Unocal, and for any underwriters, selling security holders or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP will rely on the opinion of Morris Nichols Arhst & Tunnell as to certain matters of Delaware law. As of April 30, 1998, Mr. Codon owned beneficially 23,114 shares of Unocal Common Stock, which included 10,470 restricted shares that vest in 1999 through 2003. He also held options to purchase 57,088 shares of Unocal Common Stock at prices ranging from $26.375 to $38.8125, with expiration dates ranging from 2003 to 2008. In addition, Mr. Codon held 15,800 performance share units awarded to him in 1995 through 1998.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Other expenses of all issuances and distributions pursuant to this Registration Statement to be borne by the Company are estimated* as follows:

Registration fee--Securities and Exchange Commission............  $ 354,000
Blue Sky registration fees and expenses.........................     20,000
Printing costs..................................................    100,000
Legal fees and expenses.........................................     85,000
Accounting fees and expenses....................................    225,000
Trustees' fees and expenses.....................................    150,000
Warrant Agent's fees and expenses...............................      2,500
Transfer Agent and Registrars' fees.............................      2,500
Rating agency fees and expenses.................................    350,000
Miscellaneous expenses..........................................     11,000
                                                                  ---------
  Total.........................................................  $1,300,000
                                                                  ---------
                                                                  ---------

------------------------

*   All of the amounts are estimated, except the registration fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The General Corporation Law of the State of Delaware, the state of incorporation of Unocal, and the Bylaws of Unocal provide for indemnification of directors and officers in certain circumstances. The General Corporation Law of the State of California, the state of incorporation of the Company, and the Bylaws of the Company provide for indemnification of directors and officers in certain circumstances.

    In addition, Unocal and the Company have provided in their respective Certificate of Incorporation and Restated and Amended Articles of Incorporation that each shall eliminate the personal liability of its directors to the full extent permitted by Delaware and California law, as the case may be, and Unocal has entered into indemnification agreements with each director providing for additional indemnification. The Company and Unocal have policies of directors' and officers' liability insurance which insures directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

    Section 8 of the Standard Underwriting Provisions--Debt Securities, July 1994, Standard Underwriting Provisions--Preferred Stock, July 1994. and Standard Underwriting Provisions--Common Stock, July 1994. (Exhibits 1.1, 1.2 and 1.3 hereto) and Section 7 of the Form of Distribution Agreement (Exhibit 1.5 hereto) each provides for indemnification of directors and officers of the Company and Unocal by the underwriters and agents, respectively, in certain circumstances.

    The Declaration of Trust (the "Declaration") of Unocal Capital Trust II (the "Trust"), provides that Unocal will indemnify, to the full extent provided by law, (i) a trustee, (ii) any affiliate of a trustee, (iii) any officers, directors, shareholders, members, partners, employees, representatives, or agents of a trustee, and (iv) any officer, employee, or agent of the Trust or its affiliates for losses, liabilities, and expenses incurred in connection with his actions as trustee of the Trust if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Trust (except that, with respect to actions in the right of the Trust, no such indemnification shall be made in respect of a matter as to which such person shall have been adjudged to be liable to the Trust, unless the court in which such matter was brought determines that such person is fairly and reasonably entitled to indemnity), and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Unocal agreed to indemnify (a) the Institutional trustee, (b) Delaware trustee, (c) any affiliate of the Institutional trustee or the Delaware trustee, and (d) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees, or agents of the Institutional trustee or Delaware trustee for any losses, liabilities, and expenses incurred without negligence or bad faith on its part in connection with the exercise or performance of any of its powers or duties under the Declaration

    Section 8 of the Standard Underwriting Provisions--Trust Preferred Securities, June 1998 (Exhibit 1.4 hereto) provides for indemnification of each of Unocal and the Trust, their directors, trustees, and officers who sign this registration statement, and each person, if any, who controls Unocal or the Trust within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended by the underwriters and agents, respectively, in certain circumstances.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 EXHIBIT NUMBER    EXHIBIT
-----------------  -------------------------------------------------------------------------------------------------
         1.1       Standard Underwriting Provisions--Debt Securities, July 1994 (including form of Underwriting
                   Agreement) (incorporated by reference to Exhibit 1.1 to the Company's and Unocal's Registration
                   Statement on Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         1.2       Standard Underwriting Provisions--Preferred Stock, July 1994 (including form of Underwriting
                   Agreement) (incorporated by reference to Exhibit 1.2 to the Company's and Unocal's Registration
                   Statement on Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         1.3       Standard Underwriting Provisions--Common Stock, July 1994 (including form of Underwriting
                   Agreement) (incorporated by reference to Exhibit 1.3 to the Company's and Unocal's Registration
                   Statement on Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         1.4       Standard Underwriting Provisions--Trust Preferred Securities, June 1998 (including form of
                   Underwriting Agreement).

         1.5       Form of Distribution Agreement.

         3.1       Restated and Amended Articles of Incorporation of the Company (incorporated by reference to
                   Exhibit 99.1 to Unocal's Annual Report on Form 10-K for the fiscal year ended December 31, 1997,
                   File No. 1-8483).

         3.2       Bylaws of the Company, as amended through June 1, 1998, and currently in effect.

         3.3       Certificate of Incorporation of Unocal, as amended (incorporated by reference to Exhibit 3.1 to
                   Amendment No. 2 on Form 10-K/A to Unocal's Annual Report on Form 10-K for the fiscal year ended
                   December 31, 1993, File No. 1-8483).

         3.4       Bylaws of Unocal, as amended through June 1, 1998, and currently in effect.

         3.5       Certificate of Trust of the Trust

         4.1       Rights Agreement dated as of January 29, 1990, between Unocal and The Chase Manhattan Bank, as successor rights agent (incorporated by reference to Exhibit 4.9 to Unocal's Registration
                   Statement on Form S-4 (Registration Nos. 333-09137 and 333-09137-01)).

         4.2       Standard Multiple-Series Indenture Provisions, January 1991, dated as of January 2, 1991
                   (incorporated by reference to Exhibit 4.1 to the Company's and Unocal's Registration Statement on
                   Form S-3 (Registration Nos. 33-38505 and 33-38505-01)).

         4.3       Form of Senior Indenture (incorporated by reference to Exhibit 4.6 to the Company's and Unocal's
                   Registration Statement on Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         4.4       Form of Subordinated Indenture (incorporated by reference to Exhibit 4.7 to the Company's and
                   Unocal's Registration Statement on Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         4.5       Form of Warrant Agreement for Debt Securities (including form of Warrant Certificate)
                   (incorporated by reference to Exhibit 4.8 to the Company's and Unocal's Registration Statement on
                   Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         4.6       Form of Warrant Agreement for Unocal Preferred Stock (including form of Warrant Certificate)
                   (incorporated by reference to Exhibit 4.9 to the Company's and Unocal's Registration Statement on
                   Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         4.7       Form of Warrant Agreement for Unocal Common Stock (including form of Warrant Certificate)
                   (incorporated by reference to Exhibit 4.10 to the Company's and Unocal's Registration Statement
                   on Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         4.8       Multiple-Series Indenture (Junior Subordinated Indenture) of Unocal (incorporated by reference to
                   Exhibit 4.3 to Unocal's Registration Statement on Form S-4 (Registration Nos. 333-09137 and
                   333-09137-01)).

         4.9       Form of Second Supplemental Indenture, between Unocal and The Bank of New York, as trustee, including form of Junior Subordinated Debenture.

         4.10      Declaration of Trust of the Trust.

         4.11      Form of Amended and Restated Declaration of Trust of the Trust, including form of Trust Preferred
                   Security.

         4.12      Form of Preferred Securities Guarantee Agreement (the Guarantee).

         4.13      Form of Senior and Subordinated Security (incorporated by reference to Exhibit 4.11 to the
                   Company's and Unocal's Registration Statement on Form S-3 (Registration Nos. 33-54861 and
                   33-54861-01)).

         4.14      Form of Temporary Global Bearer Fixed Rate Security (incorporated by reference to Exhibit 4.12 to the Company's and Unocal's Registration Statement on Form S-3 (Registration Nos. 33-54861 and
                   33-54861-01)).

         4.15      Form of Permanent Global Bearer Fixed Rate Security (incorporated by reference to Exhibit 4.13 to the Company's and Unocal's Registration Statement on Form S-3 (Registration Nos. 33-54861 and
                   33-54861-01)).

         4.16      Form of Fixed Rate Registered Medium-Term Note.

         4.17      Form of Floating Rate Registered Medium-Term Note.

         5.1       Opinion of Dennis P. R. Codon, Esq. to the Company, Unocal and the Trust.

         5.2       Opinion of Morris Nichols Arhst & Tunnell.

        12.1       Statement regarding computation of ratio of earnings to fixed charges for the Company
                   (incorporated by reference to Exhibit 12.2 to Unocal's Quarterly Report on Form 10-Q for the
                   quarter ended March 31, 1998, and Exhibit 12.3 to Unocal's Annual Report on Form 10-K for the
                   fiscal year ended December 31, 1997, File No. 1-8483).

        12.2       Statement regarding computation of ratio of earnings to fixed charges for Unocal (incorporated by reference to Exhibit 12.1 to Unocal's Quarterly Report on Form 10-Q for the quarter ended March
                   31, 1998, and Exhibit 12.1 to Unocal's Annual Report on Form 10-K for the fiscal year ended
                   December 31, 1997, File No. 1-8483).

        12.3       Statement regarding computation of ratio of earnings to combined fixed charges and preferred stock dividends for Unocal.

        23.1       Consent of Coopers & Lybrand L.L.P.

        23.2       Consent of Dennis P. R. Codon, Esq. (contained in his opinion filed as Exhibit 5.1 to this
                   Registration Statement).

        23.3       Consent of Morris Nichols Arhst & Tunnell (contained in its opinion filed as Exhibit 5.2 to this
                   Registration Statement).

        24.1       Power of Attorney (the Company and Unocal).

        24.2       Power of Attorney (the Trust) (included on the signature page of this Registration Statement).

        25.1       Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Senior Trustee.

        25.2       Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Junior Subordinated Indenture.

        25.3       Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Declaration of Trust of the Trust.

        25.4       Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Guarantee by Unocal for the benefit of the holders of the Trust Preferred Securities.

ITEM 17.  UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers, trustees and controlling persons of the Company, Unocal or the Trust pursuant to the provisions described in the first, third and fourth paragraphs under Item 15 above, or otherwise, the Company, Unocal and the Trust have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company, Unocal and the Trust of expenses incurred or paid by a director, officer, trustee or controlling person of the Company, Unocal and the Trust in the successful defense of any action, suit or proceeding) is asserted by such director, officer, trustee or controlling person in connection with the securities being registered, the Company, Unocal and the Trust will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Company, Unocal and the Trust hereby undertake that, for purposes of determining any liability under the Act, each filing of Unocal's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Unocal pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on June 30, 1998.

                                UNION OIL COMPANY OF CALIFORNIA
                                UNOCAL CORPORATION

                                By              /s/ TIMOTHY H. LING
                                     -----------------------------------------
                                                  Timothy H. Ling
                                              CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, which capacities are held for both the Company and Unocal.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ ROGER C. BEACH*         Chairman of the Board of
------------------------------     Directors and Chief         June 30, 1998
        Roger C. Beach              Executive Officer

     /s/ TIMOTHY H. LING
------------------------------   Chief Financial Officer       June 30, 1998
       Timothy H. Ling

      /s/ JOE D. CECIL*
------------------------------      Vice President and         June 30, 1998
         Joe D. Cecil                  Comptroller

     /s/ JOHN W. AMERMAN*
------------------------------           Director              June 30, 1998
       John W. Amerman

 /s/ JOHN W. CREIGHTON, JR.*
------------------------------           Director              June 30, 1998
    John W. Creighton, Jr.

    /s/ MALCOLM R. CURRIE*
------------------------------           Director              June 30, 1998
      Malcolm R. Currie

   /s/ FRANK C. HERRINGER*
------------------------------           Director              June 30, 1998
      Frank C. Herringer

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ JOHN F. IMLE, JR.*
------------------------------           Director              June 30, 1998
      John F. Imle, Jr.

     /s/ KEVIN W. SHARER*
------------------------------           Director              June 30, 1998
       Kevin W. Sharer

    /s/ CHARLES R. WEAVER*
------------------------------           Director              June 30, 1998
      Charles R. Weaver

   /s/ MARINA V.N. WHITMAN*
------------------------------           Director              June 30, 1998
     Marina v.N. Whitman*

*By:     /s/ TIMOTHY H. LING
      -------------------------
           Timothy H. Ling
          ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on June 30, 1998.

                                UNOCAL CAPITAL TRUST II

                                By:              /s/ D. D. CHESSUM
                                     -----------------------------------------
                                                 Darrell D. Chessum
                                                      TRUSTEE

    Each person whose signature appears below hereby constitutes and appoints each of Darrell D. Chessum, Daniel A. Franchi, and Richard L. Walton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ D. D. CHESSUM
------------------------------           Trustee               June 30, 1998
      Darrell D. Chessum

      /s/ D. A. FRANCHI
------------------------------           Trustee               June 30, 1998
      Daniel A. Franchi

       /s/ R. L. WALTON
------------------------------           Trustee               June 30, 1998
      Richard L. Walton

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

The Bank of New York                     Trustee               June   , 1998

By:
------------------------------

Title:
------------------------------

The Bank of New York
(Delaware)                               Trustee               June   , 1998

By:
------------------------------

Title:
------------------------------

                                 EXHIBIT INDEX

 EXHIBIT NUMBER    EXHIBIT
-----------------  -------------------------------------------------------------------------------------------------
         1.1       Standard Underwriting Provisions--Debt Securities, July 1994 (including form of Underwriting
                   Agreement) (incorporated by reference to Exhibit 1.1 to the Company's and Unocal's Registration
                   Statement on Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         1.2       Standard Underwriting Provisions--Preferred Stock, July 1994 (including form of Underwriting
                   Agreement) (incorporated by reference to Exhibit 1.2 to the Company's and Unocal's Registration
                   Statement on Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         1.3       Standard Underwriting Provisions--Common Stock, July 1994 (including form of Underwriting
                   Agreement) (incorporated by reference to Exhibit 1.3 to the Company's and Unocal's Registration
                   Statement on Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         1.4       Standard Underwriting Provisions--Trust Preferred Securities, June 1998 (including form of
                   Underwriting Agreement).

         1.5       Form of Distribution Agreement.

         3.1       Restated and Amended Articles of Incorporation of the Company (incorporated by reference to
                   Exhibit 99.1 to Unocal's Annual Report on Form 10-K for the fiscal year ended December 31, 1997,
                   File No. 1-8483).

         3.2       Bylaws of the Company, as amended through June 1, 1998, and currently in effect.

         3.3       Certificate of Incorporation of Unocal, as amended (incorporated by reference to Exhibit 3.1 to
                   Amendment No. 2 on Form 10-K/A to Unocal's Annual Report on Form 10-K for the fiscal year ended
                   December 31, 1993, File No. 1-8483).

         3.4       Bylaws of Unocal, as amended through June 1, 1998, and currently in effect.

         3.5       Certificate of Trust of the Trust

         4.1       Rights Agreement dated as of January 29, 1990, between Unocal and The Chase Manhattan Bank, as successor rights agent (incorporated by reference to Exhibit 4.9 to Unocal's Registration
                   Statement on Form S-4 (Registration Nos. 333-09137 and 333-09137-01)).

         4.2       Standard Multiple-Series Indenture Provisions, January 1991, dated as of January 2, 1991
                   (incorporated by reference to Exhibit 4.1 to the Company's and Unocal's Registration Statement on
                   Form S-3 (Registration Nos. 33-38505 and 33-38505-01)).

         4.3       Form of Senior Indenture (incorporated by reference to Exhibit 4.6 to the Company's and Unocal's
                   Registration Statement on Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         4.4       Form of Subordinated Indenture (incorporated by reference to Exhibit 4.7 to the Company's and
                   Unocal's Registration Statement on Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         4.5       Form of Warrant Agreement for Debt Securities (including form of Warrant Certificate)
                   (incorporated by reference to Exhibit 4.8 to the Company's and Unocal's Registration Statement on
                   Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         4.6       Form of Warrant Agreement for Unocal Preferred Stock (including form of Warrant Certificate)
                   (incorporated by reference to Exhibit 4.9 to the Company's and Unocal's Registration Statement on
                   Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

 EXHIBIT NUMBER    EXHIBIT
-----------------  -------------------------------------------------------------------------------------------------
         4.7       Form of Warrant Agreement for Unocal Common Stock (including form of Warrant Certificate)
                   (incorporated by reference to Exhibit 4.10 to the Company's and Unocal's Registration Statement
                   on Form S-3 (Registration Nos. 33-54861 and 33-54861-01)).

         4.8       Multiple-Series Indenture (Junior Subordinated Indenture) of Unocal (incorporated by reference to
                   Exhibit 4.3 to Unocal's Registration Statement on Form S-4 (Registration Nos. 333-09137 and
                   333-09137-01)).

         4.9       Form of Second Supplemental Indenture, between Unocal and The Bank of New York, as trustee, including form of Junior Subordinated Debenture.

         4.10      Declaration of Trust of the Trust.

         4.11      Form of Amended and Restated Declaration of Trust of the Trust, including form of Trust Preferred
                   Security.

         4.12      Form of Preferred Securities Guarantee Agreement (the Guarantee).

         4.13      Form of Senior and Subordinated Security (incorporated by reference to Exhibit 4.11 to the
                   Company's and Unocal's Registration Statement on Form S-3 (Registration Nos. 33-54861 and
                   33-54861-01)).

         4.14      Form of Temporary Global Bearer Fixed Rate Security (incorporated by reference to Exhibit 4.12 to the Company's and Unocal's Registration Statement on Form S-3 (Registration Nos. 33-54861 and
                   33-54861-01)).

         4.15      Form of Permanent Global Bearer Fixed Rate Security (incorporated by reference to Exhibit 4.13 to the Company's and Unocal's Registration Statement on Form S-3 (Registration Nos. 33-54861 and
                   33-54861-01)).

         4.16      Form of Fixed Rate Registered Medium-Term Note.

         4.17      Form of Floating Rate Registered Medium-Term Note.

         5.1       Opinion of Dennis P. R. Codon, Esq. to the Company, Unocal and the Trust.

         5.2       Opinion of Morris Nichols Arhst & Tunnell.

        12.1       Statement regarding computation of ratio of earnings to fixed charges for the Company
                   (incorporated by reference to Exhibit 12.2 to Unocal's Quarterly Report on Form 10-Q for the
                   quarter ended March 31, 1998, and Exhibit 12.3 to Unocal's Annual Report on Form 10-K for the
                   fiscal year ended December 31, 1997, File No. 1-8483).

        12.2       Statement regarding computation of ratio of earnings to fixed charges for Unocal (incorporated by reference to Exhibit 12.1 to Unocal's Quarterly Report on Form 10-Q for the quarter ended March
                   31, 1998, and Exhibit 12.1 to Unocal's Annual Report on Form 10-K for the fiscal year ended
                   December 31, 1997, File No. 1-8483).

        12.3       Statement regarding computation of ratio of earnings to combined fixed charges and preferred stock dividends for Unocal.

        23.1       Consent of Coopers & Lybrand L.L.P.

        23.2       Consent of Dennis P. R. Codon, Esq. (contained in his opinion filed as Exhibit 5.1 to this
                   Registration Statement).

        23.3       Consent of Morris Nichols Arhst & Tunnell (contained in its opinion filed as Exhibit 5.2 to this
                   Registration Statement).

        24.1       Power of Attorney (the Company and Unocal).

        24.2       Power of Attorney (the Trust) (included on the signature page of this Registration Statement).

        25.1       Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Senior Trustee.

 EXHIBIT NUMBER    EXHIBIT
-----------------  -------------------------------------------------------------------------------------------------
        25.2       Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Junior Subordinated Indenture.

        25.3       Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Declaration of Trust of the Trust.

        25.4       Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the Guarantee by Unocal for the benefit of the holders of the Trust Preferred Securities.